As filed with the Securities and Exchange Commission on June 13, 2007

 Registration 333-141801

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Amendment No. 2
to
Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMERITUS CORPORATION
(Exact name of registrant as specified in its charter)
Washington	91-1605464
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3131 Elliott Avenue, Suite 500
Seattle, WA  98121
(206) 298-2909

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

RAYMOND R. BRANDSTROM
Vice President of Finance and Chief Financial Officer
Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, WA  98121
(206) 298-2909

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

MICHAEL E. STANSBURY
ERIC A. DEJONG
Perkins Coie LLP
1201 Third Avenue, Suite 4800
Seattle, Washington  98101-3099
(206) 359-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

This Amendment No. 2 to Form S-3 Registration Statement is being filed to increase the amount of securities covered by this registration statement, to update certain descriptions and to specifically incorporate by reference certain additional documents, due to the passage of time.  This filing does not reflect a new registration statement or prospectus supplement for a takedown of securities.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit (1)(2)		Proposed maximum aggregate offering price (1)(7)		Amount of registration fee (7)
Primary Offering by Emeritus
Common Stock, par value $0.0001 per share			$		$	$
Preferred Stock, par value $0.0001 per share
Convertible Preferred Stock, par value $0.0001 per share
Debt Securities (3)
Convertible Debt Securities (3)
Warrants (4)
Subtotal of Primary Offering (5)			$	$500,000,000			$15,350
Secondary Offering by Selling Shareholders
Common Stock, par value $0.0001 per share (6)	2,000,000	$35.67		$71,340,000			$2,190
Total for Primary and Secondary Offerings			$	$571,340,000			$17,540

(1)
Pursuant to General Instruction II.D of Form S-3, the table lists each class of securities being registered and the total proposed maximum aggregate proceeds that may be raised pursuant to primary offering by Emeritus, but does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price for each class pursuant to primary offering by Emeritus.

(2)
An indeterminate aggregate initial offering price or number of the securities of each listed class is being registered as may from time to time be offered at indeterminate prices or be issued on exercise, conversion or exchange of other securities issued directly or on settlement of contracts or other agreements pursuant to primary offering by Emeritus.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued pursuant to contracts or other agreements or in units pursuant to primary offering by Emeritus.  With regard to secondary offering by the selling shareholders, the proposed maximum offering price per share is being estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low reported sales prices on the American Stock Exchange on June 11, 2007.

(3)	Subject to note (2), an indeterminable amount of these securities may be senior or subordinated.

(4)	Subject to note (2) above, an indeterminate number of warrants to purchase shares of our common stock, preferred stock or convertible preferred stock is being registered hereunder.

(5)	Represents an increase of $150,000,000 from the $350,000,000 of securities covered by this Registration Statement as originally filed with the Securities and Exchange Commission on April 2, 2007.

(6)
In the event of a stock split, stock dividend or similar transaction involving common stock, in order to prevent dilution, the number of shares of common stock registered for secondary offering by the selling shareholders shall be automatically increased to cover additional shares in accordance with Rule 416(a) of the Securities Act.

(7)
With respect to securities to be sold hereunder, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, and the registration fee has been calculated pursuant to Rule 457(o) under the Securities Act on the basis of the proposed maximum aggregate offering price of the securities listed, of which $12,614 was previously paid in connection with the filing of this registration statement on April 2, 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  Neither we nor the selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE   , 2007

PROSPECTUS

Emeritus Corporation

  Common Stock

Preferred Stock

Convertible Preferred Stock

Debt Securities

Convertible Debt Securities

Warrants

We may offer from time to time common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities or warrants in one or more offerings.  The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $500,000,000.  Certain of these securities may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Emeritus.  When we decide to sell a particular class of securities, we will provide specific terms of the offered securities, including the amount, in a prospectus supplement.  We may offer and sell these securities to or through one or more underwriters, dealers, agents, or directly to purchasers, on a continuous or delayed basis.  In addition, the selling shareholders may from time to time sell up to 2,000,000 shares of common stock.  In the prospectus supplement relating to any sales by the selling shareholders, we will, among other things, identify the number of shares of our common stock that each of the selling shareholders will be selling.  We will not receive any of the proceeds from the sale of our common stock by the selling shareholders, but we may pay certain registration and offering fees and expenses.

You should read this prospectus and any prospectus supplement carefully before you invest.  Neither we nor the selling shareholders may use this prospectus to sell securities unless it includes a prospectus supplement.

Our common stock is quoted on the American Stock Exchange under the symbol "ESC."  On June 11, 2007, the last sale price for our common stock as reported on the American Stock Exchange was $35.89 per share.  Each prospectus supplement will contain information, where applicable, regarding any listing of our securities on the American Stock Exchange or any other securities exchange or association covered by the prospectus supplement.

Investing in our securities involves risk.  See the sections entitled "Forward-Looking Information" and "Risk Factors" in this prospectus, as well as the sections entitled "Forward-looking statements" and "Risk factors" or similarly titled sections that may appear in or be incorporated into the prospectus supplement accompanying this prospectus prior to investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is   , 2007.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a shelf registration process.  Under this shelf process, we may sell common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities or warrants described in this prospectus in one or more offerings up to an aggregate initial dollar amount of $500,000,000, and the selling shareholders may sell up to an aggregate amount of 2,000,000 shares of our common stock in one or more offerings.  This prospectus provides you with a general description of some of the securities we or the selling shareholders may offer.  Each time we or the selling shareholders offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities, and disclose whether Emeritus or the selling shareholders are offering the securities.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should carefully read both this prospectus and any prospectus supplement together with additional information described below under "Information Incorporated By Reference."

This prospectus does not contain all the information provided in the registration statement we filed with the Commission.  For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under "Where You Can Find More Information."

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Commission and incorporated by reference, is accurate as of the date stated in those documents only.  Our business, financial condition, results of operations and prospects, as well as other information, may have changed since those dates.

EMERITUS CORPORATION

Emeritus was founded in 1993 and is one of the largest and most experienced national operators of assisted living and Alzheimer's and related dementia residential communities.  Our communities provide a residential housing alternative for senior citizens who need assistance with the activities of daily living, but do not require the constant skilled nursing services provided in skilled nursing facilities.  As of March 31, 2007, we operated, or had an interest in, 202 assisted living communities, consisting of approximately 16,463 units with a capacity for 20,094 residents.  Our facilities are located in 34 states and include 53 communities that we own, 118 communities that we lease, and 31 communities that we manage, including 22 in which we hold joint venture interests.  As of March 31, 2007, our facilities were 87.0% occupied.  We generated 86.9% of our revenues from private pay residents, limiting our exposure to government reimbursement risk, for the three months ended March 31, 2007.

In addition to our traditional assisted living facilities, as of March 31, 2007, our portfolio of communities included 124 communities consisting of approximately 2,857 units that offered Alzheimer's and dementia care in a mix of both free-standing facilities and as part of our standard assisted living facilities.  We believe the need for Alzheimer's and dementia care will continue to increase in the future.  Alzheimer's and dementia care residents typically have declines in certain mental functions that prevent them from performing activities of daily living, such as dressing and feeding themselves.

Our portfolio of communities is highlighted by relatively new, high quality facilities that deliver a significant number of amenities to our residents and also allow us to operate efficiently.  As of March 31, 2007, of our 202 communities, 132 had been built or opened since January 1, 1996.  In addition, we have significantly upgraded many of our older communities to enhance their appearance and made improvements to kitchens, nurse call systems, dining and recreation areas, landscaping and electronic systems, including data transmission.

We strive to provide a wide variety of supported living services in a professionally managed environment that allows our residents to maintain dignity and independence.  Under our approach, seniors reside in a private or semi-private residential unit for a monthly fee based on each resident's individual service needs.  We believe our residential assisted living and Alzheimer's and dementia communities allow seniors to maintain a more independent lifestyle than is possible in the institutional environment of skilled nursing facilities, while also providing peace of mind knowing that staff is available should the need arise.  In addition, we believe that our services, including assisting residents with activities of daily living, such as medication management, bathing, dressing, personal hygiene, and grooming, are attractive to seniors who are inadequately served by independent living facilities.

Our principal executive offices are located at 3131 Elliott Avenue, Suite 500, Seattle, Washington 98121, and our telephone number is (206) 298-2909.  Our website is http://www.emeritus.com.  Information contained on our website does not constitute a part of this prospectus.

FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in some of our other public statements contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results.  In some cases, you can identify forward-looking statements by terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will," or the negative of those terms, or comparable terminology.

Any or all of our forward-looking statements in this prospectus, in any prospectus supplement, in the documents incorporated by reference and in any other public statements we make may turn out to be inaccurate.  Forward-looking statements reflect our current expectations or forecasts of future events or results and are inherently uncertain.  Inaccurate assumptions we might make and known or unknown risks and uncertainties can affect the accuracy of our forward-looking statements.  Consequently, no forward-looking statement can be guaranteed and future events and actual or suggested results may differ materially.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  You are advised, however, to consult any further disclosures we make in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as in any prospectus supplement relating to this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk.  You should carefully consider the risks described in the section entitled "Risk Factors" in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus, as well as other information in this prospectus, any prospectus supplement and in documents incorporated by reference into those documents, before purchasing any of our securities.  Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in impairment or loss of your investment.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to "incorporate by reference" the information we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the Commission will automatically update and, where applicable, supersede this information.  We incorporate by reference the documents listed below and any additional documents filed by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus (other than information "furnished" under any current report or otherwise "furnished" to the Commission), until this offering is terminated:

(a)       our annual report on Form 10-K for the year ended December 31, 2006 ("Form 10-K"), filed on March 16, 2007, which contains audited financial statements for the most recent fiscal year for which audited financial statements have been filed, and our amendment to our Form 10-K on Form 10-K/A, filed on April 30, 2007;

(b)       our quarterly report on Form 10-Q for the three months ended March 31, 2007, filed on May 10, 2007;

(c)       our current reports on Form 8-K, filed on (i) February 6, 2007, (ii) February 28, 2007, (iii) March 6, 2007, (iv) March 12, 2007, (v) March 13, 2007, (vi) March 15, 2007, (vii) March 21, 2007, (viii) March 30, 2007, (ix) April 2, 2007, (x) April 19, 2007, (xi) May 2, 2007, (xii) June 1, 2007, and (xiii) June 12, 2007; and

(d)           the description of our common stock contained in our registration statement on Form 8-A, filed on October 17, 1995 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

You can obtain any of the documents incorporated by reference through us, the Commission or the Commission's website as described below.  Any person, including any beneficial owner, to whom this prospectus is delivered, may obtain documents incorporated by reference in, but not delivered with, this prospectus by requesting them orally or in writing at the following address:

Emeritus Corporation
Attn:  Vice President, Finance
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121
(206) 298-2909

Documents incorporated by reference are available from us without charge, excluding exhibits to those documents unless we have specifically incorporated by reference such exhibits into those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, as well as registration and proxy statements and other information, with the Commission.  These documents may be read and copied at the Public Reference Room at 100 F Street, N.E., Washington, D.C.  20549.  You can get further information about the Commission's Public Reference Room by calling 1-800-SEC-0330.  The Commission also maintains a website at http://www.sec.gov that contains reports, registration statements and other information regarding registrants like Emeritus that file electronically with the Commission.  In addition, our filings with the Commission may be available through the American Stock Exchange, 86 Trinity Place, New York, New York, 10006, on which our common stock is listed.

This prospectus is part of a registration statement on Form S-3, as amended, filed by us with the Commission under the Securities Act of 1933, as amended, or the Securities Act.  As permitted by the Commission, this prospectus does not contain all the information in the registration statement filed with the Commission.  For a more complete understanding of this offering, you should refer to the complete registration statement (including exhibits) on Form S-3, as amended, that may be obtained as described above.  Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete.  If we have filed any contract or other document as an exhibit to the registration statement, as amended, or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.  Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds received by us from any sale of our securities under this prospectus.  Except as described in any prospectus supplement, we currently anticipate that the net proceeds from any sale of our securities under this prospectus will be used for general corporate purposes, including, but not limited to, working capital and capital expenditures.  We may also use the net proceeds to reduce outstanding debt and fund acquisitions and other business development.  Pending the use of any net proceeds, we intend to invest the remaining net proceeds in interest-bearing, investment-grade securities.  We will describe any specific allocation of net proceeds to a particular purpose that has been made at the date of any prospectus supplement in the applicable prospectus supplement.

We will not receive any of the proceeds from any sales of common stock made from time to time by the selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES AND
TO FIXED CHARGES AND PREFERRED DIVIDENDS

For purposes of computing the ratio of earnings to fixed charges and to fixed charges and preferred dividends, earnings represent income (loss) from continuing operations before income taxes, preferred stock dividends, re-purchase gains (losses) from less than 50%-owned affiliates, and fixed charges.  Fixed charges include interest expense, including amortization of loan costs, interest on capital and financing leases, and the estimated interest component of facility lease expense.  Preferred dividends include dividends paid on Series A preferred stock (fully redeemed as of August 2003) and Series B preferred stock (fully converted to common stock as of June 2005).  The following table sets forth our ratios of earnings to fixed charges and to fixed charges and preferred dividends for each period indicated:

	March 31,	Year Ended December 31,
	2007	2006	2005	2004	2003	2002

Ratio of Earnings to Fixed Charges (1)	N/A	N/A	1.29	N/A	N/A	N/A
Ratio of Earnings to Fixed Charges and Preferred Dividends (2)	N/A	N/A	1.27	N/A	N/A	N/A

(1)
Earnings were inadequate to cover fixed charges by $8.9 million, $16.6 million, $39.0 million, $6.6 million and $6.4 million, for the three months ended March 31, 2007 and the years ended December 31, 2006, 2004, 2003 and 2002.

(2)
Earnings were inadequate to cover fixed charges and preferred dividends by $8.9 million, $16.6 million, $42.7 million, $12.9 million and $13.7 million, for the three months ended March 31, 2007 and the years ended December 31, 2006, 2004, 2003 and 2002.  For the three months ended March 31, 2007 and the year ended December 31, 2006, we had no shares of preferred stock outstanding and paid no preferred dividends.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 45,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.  As of May 31, 2007, there were issued and outstanding 18,967,682 shares of common stock and no shares of preferred stock.

The following is a summary description of our capital stock and is qualified in its entirety by reference to our restated articles of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part.

Common Stock

The holders of our common stock have one vote per share on all matters submitted to a vote of our shareholders.  There are no cumulative voting rights for the election of directors.  Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of legally available funds, subject to preferences that may be applicable to any outstanding preferred stock.  In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.  Holders of shares of our common stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

The transfer agent and registrar for our common stock is Mellon Investor Services, L.L.C.

Preferred Stock

Under our restated articles of incorporation, our Board of Directors has the authority to issue 5,000,000 shares of preferred stock in one or more series and to fix the powers, designations, rights, preferences, and restrictions thereof, including, but not limited to:

•	dividend rights,

•	conversion rights,

•	voting rights,

•	redemption terms,

•	liquidation preferences, and

•	the number of shares constituting each such series, without any further vote or action by our shareholders.

The issuance of preferred stock in certain circumstances may delay, deter or prevent a change in control of Emeritus, may discourage bids for our common stock at a premium over the market price of the common stock and may adversely affect the market price of and the voting and other rights of, the holders of the common stock.

Antitakeover Effects of Certain Provisions in Our Articles, Bylaws and Washington Law

Some provisions of our restated articles of incorporation, our bylaws, as amended, and Washington law may be deemed to have an antitakeover effect and may collectively operate to delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders.  These provisions include:

Preferred Stock Authorization.  As noted above, our board of directors, without shareholder approval, has the authority under our restated articles of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock.  As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change of control of Emeritus or make removal of management more difficult.

Election of Directors.  Our restated articles of incorporation provide for the division of our board of directors into three classes, as nearly equal in number as possible, with the directors in each class serving three-year terms and one class being elected each year by our shareholders.  Any amendment to our restated articles of incorporation that would affect the determination process for the number of directors on our board, the classification of our board or the manner in which directors may be removed for cause requires the favorable vote of at least two-thirds of the outstanding shares entitled to vote.  Because this system of electing directors and removing directors generally makes it more difficult for shareholders to replace a majority of the board of directors, it may tend to discourage a third party from making a tender offer or otherwise attempting to gain control of Emeritus.

Shareholder Meetings; Amendments to Articles and Bylaws; Consents.  Under our restated articles of incorporation, our shareholders may call a special meeting only upon the request of holders of at least 25% of the outstanding shares entitled to vote on the applicable matter.  Our restated articles of incorporation also provide that changes to certain provisions of the restated articles of incorporation, including those regarding amendment of certain provisions of our amended and restated bylaws or restated articles of incorporation, the classification of the board of directors, special voting provisions for business combinations and special meetings of shareholders, must be approved by the holders of not less than two-thirds of the outstanding shares entitled to vote on the matter.  In addition, under Washington law, shareholder actions taken without a shareholder meeting or a vote must be taken by unanimous written consent of the shareholders.  These provisions may have the effect of delaying, or preventing, consideration of certain shareholder proposals until the next annual meeting, if at all, unless a special meeting is called by the board of directors.

Articles' Limitation on Business Combination.  Our restated articles of incorporation require that certain business combinations (including a merger, share exchange or the sale, lease, exchange, mortgage, pledge, transfer or other disposition of a substantial part of our assets) be approved by the holders of not less than two-thirds of the outstanding shares entitled to vote, unless such business combination shall have been approved by a majority of continuing directors (defined as those individuals who were members of the board of directors on September 15, 1995 or were elected thereafter on the recommendation of a majority of the continuing directors), in which case the affirmative vote required shall be a majority of the outstanding shares.

Washington Law.  Chapter 23B.19 of the Washington Business Corporation Act, with limited exceptions, prohibits a "target corporation" from engaging in certain "significant business transactions" for a period of five years after the share acquisition by an acquiring person, unless the prohibited transaction or the acquiring person's purchase of shares was approved by a majority of the members of the target corporation's board of directors prior to the acquiring person's share acquisition.  An "acquiring person" is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation.  Such prohibited transactions include, among other things:

•	certain mergers or consolidations with, dispositions of assets to, or issuances of stock to or redemptions of stock from, the acquiring person;

•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person's acquisition of 10% or more of the shares;

•	allowing the acquiring person to receive any disproportionate benefit as a shareholder; and

•	liquidating or dissolving the target corporation.

After the five-year period, certain "significant business transactions" are permitted, as long as they comply with certain "fair price" provisions of the statute or are approved by a majority of the outstanding shares other than those of which the acquiring person has beneficial ownership.  A corporation may not "opt out" of this statute.

On April 17, 2007, an amendment to Chapter 23B.19 of the Washington Business Corporation Act was approved by the Washington State legislature, which provides an additional exception to the prohibition on engagement of target corporations in certain "significant business transactions" for a period of five years after the share acquisition by an "acquiring person."  Effective July 22, 2007, the amended statute will provide an additional exception if the prohibited transaction was both approved by a majority of the members of the target corporation's board and authorized at a shareholder meeting by at least two-thirds of the outstanding voting shares (excluding the acquiring person's shares), at or subsequent to the acquiring person's share acquisition.

This statute may have the effect of deterring offers and delaying or preventing a change of control of Emeritus.

DESCRIPTION OF DEBT SECURITIES

The following summary of the terms of the debt securities describes general terms that apply to the debt securities.  The debt securities offered pursuant to this prospectus will be unsecured obligations and will be either senior debt or subordinated debt.  The particular terms of any debt securities will be described more specifically in each prospectus supplement relating to those debt securities.  Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Senior debt securities will be issued under a debt indenture, and subordinated debt securities will be issued under a subordinated debt indenture.  We summarize these indentures below.  Where we make no distinction in our summary between senior debt securities and subordinated debt securities or between the debt indenture and the subordinated debt indenture, the applicable information refers to any debt securities and either of the indentures.  Since this is only a summary, it does not contain all of the information that may be important to you.  A form of indenture relating to the senior debt securities, along with a form of senior debt securities, and a form of indenture relating to the subordinated debt securities, along with a form of subordinated debt securities, are exhibits to the registration statement of which this prospectus is a part.  We encourage you to read those documents.

General

The indenture does not limit the aggregate principal amount of debt securities we may issue and provides that we may issue debt securities thereunder from time to time in one or more series.  The indenture does not limit the amount of other indebtedness or debt securities, other than certain secured indebtedness as described below, which we or our subsidiaries may issue.  Under the indenture, the terms of the debt securities of any series may differ and we, without the consent of the holders of the debt securities of any series, may reopen a previous series of debt securities and issue additional debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the subordinated debt securities will be unsecured obligations of ours and, as set forth below under "— Subordinated Debt Securities," will be subordinated in right of payment to all of our senior indebtedness.

Because many of our assets are held in subsidiaries established in connection with financing transactions, our rights and the rights of our creditors (including the holders of debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of debt securities we are offering by that prospectus supplement.  The terms may include:

•	the title and specific designation of the debt securities, including whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•
whether the debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the debt securities will be denominated and in which we will make payments on the debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the debt securities and where any debt securities issued in registered form may be sent for transfer or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the debt securities;

•	the amount we will pay if the maturity of the debt securities is accelerated;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the debt securities;

•	whether the debt securities will be defeasible; and

•
any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities, including those relating to the subordination of any debt securities.

Unless the applicable prospectus supplement specifies otherwise, the debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons.  If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.  Debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee).  We may pay interest on debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts.  Interest on debt securities issued in registered form will be payable on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment.  We will name in the prospectus supplement all paying agents we initially designate for the debt securities.  We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee).  There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange.  We will not be required to:

•
issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or

•	register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

We shall appoint the trustee as security registrar.  Any transfer agent (in addition to the security registrar) we initially designate for any debt securities will be named in the related prospectus supplement.  We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000.  The debt securities may be represented in whole or in part by one or more global debt securities.  Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.  Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below.  Provisions relating to the use of global securities are more fully described below in the section entitled "Use of Global Securities."

We may issue the debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount.  We will describe certain special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units, or if any debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders.  Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described below under "— Limitation on Mortgages and Liens," the indenture does not limit our ability to incur debt or give holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us.  Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.  You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any changes in the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Subordinated Debt Securities

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply for subordinated debt securities.

Before we pay the principal of, premium, if any, and interest on, the subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness.  Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable subordinated debt securities.

Generally indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	capitalized lease obligations;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•
obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•
obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one's property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•
there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•
the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable, unless, among other things, in either case:

•	the default has been cured or waived; or

•
full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the subordinated debt securities to pay the principal of, premium, if any, and interest on the subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the subordinated debt securities or on account of any purchase or other acquisition of the subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of Emeritus, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the subordinated debt securities.

The subordinated debt indenture will not limit the aggregate amount of senior indebtedness that we may issue.  If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Certain Restrictions

Limitations on Mortgages and Liens.  Neither we nor any of our restricted subsidiaries (as defined below) will be permitted to issue, assume or guarantee certain types of secured debt, without securing the debt securities on an equal and ratable basis with any such debt.  These limits apply to debt secured by mortgages, pledges, liens and other encumbrances, which together we refer to as liens.  These limits will not apply to:

•	liens that existed on the date of the indenture;

•	liens on real estate (including liens that existed on property when we acquired it) not exceeding 100% of the fair value of the property at the time the debt is incurred;

•	liens arising from the acquisition of a business as a going concern or to which assets we acquire in satisfaction of secured debt are subject;

•	liens to secure extensions, renewals and replacements of debt secured by any of the liens referred to above, without increasing the amount of the debt; or

•	certain mechanics, landlords, tax or other statutory liens, including liens and deposits required or provided for under state laws and similar regulatory statutes.

Limitations on Sales of Capital Stock of Restricted Subsidiaries.  Neither we nor any of our restricted subsidiaries will be permitted to issue, sell, transfer or dispose of (except to one of our restricted subsidiaries) all or any portion of the capital stock of a restricted subsidiary, unless such capital stock is disposed of for cash or property which, in the opinion of our board of directors, is at least equal to the fair value of such capital stock.

For the purposes of the indenture, "restricted subsidiary" means a subsidiary, including subsidiaries of any subsidiary, which meets any of the following conditions:

(1)       Our and our other subsidiaries' investments in and advances to the subsidiary exceed 10% of our total consolidated assets as of the end of the most recently completed fiscal year;

(2)       Our and our other subsidiaries' proportionate share of the total assets (after inter-company eliminations) of the subsidiary exceeds 10% of our total consolidated assets as of the end of the most recently completed fiscal year; or

(3)       Our and our other subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the subsidiary exceeds 10% of such income for us and our consolidated subsidiaries for the most recently completed fiscal year.

For purposes of making the income test in clause (3) of the preceding sentence, when a loss has been incurred by either us and our subsidiaries consolidated or the tested subsidiary, but not both, the equity in the income or loss of the tested subsidiary will be excluded from our consolidated income for purposes of the computation and if our consolidated income for the most recent fiscal year is at least 10% lower than the average of the income for the last five fiscal years, the average income will be substituted for purposes of the computation and any loss years will be omitted for purposes of computing average income.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

(1)       if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the debt securities;

(2)       immediately after the transaction, no event of default occurs and continues; and

(3)       we meet certain other conditions specified in the indenture.

Modification and Waiver

We and the trustee may modify and amend the indenture without the consent of the holders of the outstanding debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting debt securities that are not yet issued;

•	secure certain debt securities;

•	establish the form or terms of debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of debt securities;

•	evidence and provide for successor trustees;

•	permit payment in respect of debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

•
correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect.

In addition, we and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series.  However, without the consent of each holder, we cannot modify or amend the indenture in a way that would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•
reduce the percentage in principal amount of outstanding debt securities necessary to modify or amend the indenture, to waive compliance with certain provisions of the indenture or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding debt securities may waive our compliance with certain restrictive covenants of the indenture.  The holders of at least a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to outstanding debt securities of that series, which will be binding on all holders of debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the indenture that cannot be modified or amended without each holder's consent.

Events of Default

Each of the following will be an event of default:

(1)       default for 30 days in the payment of any interest;

(2)       default in the payment of principal;

(3)       default in the deposit of any sinking fund payment;

(4)       default in the performance of any other covenant in the indenture for 60 days after written notice;

(5)       a failure to pay when due or a default that results in the acceleration of maturity of any other debt of ours or our restricted subsidiaries in an aggregate amount of $25 million or more, unless (a) the acceleration is rescinded, stayed or annulled, or (b) the debt has been discharged or, in the case of debt we are contesting in good faith, we set aside a bond, letter of credit, escrow deposit or other cash equivalent sufficient to discharge the debt within 10 days after written notice of default is given to us; and

(6)       certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indenture.  The trustee may withhold notice of any default to the holders of debt securities of any series (except for a default on principal or interest payments on debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders).  Upon any such declaration, the principal amount will become immediately due and payable.  However, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity.  If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security may bring any lawsuit or other proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder first gives the trustee written notice of a continuing event of default,

•
the holders of at least 25% in principal amount of the outstanding debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity, and

•
the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding debt securities of the series in default a direction inconsistent with that request.

However, the holder of any debt security has the absolute right to receive payment of the principal of and any interest on the debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such debt securities to the date of deposit (if the debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the debt securities of that series, we may elect either:

•
to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust), such an action a "defeasance" or

•
to be released from our obligations under the indenture with respect to the debt securities as described above under "— Certain Restrictions" and as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such debt securities, such an action a "covenant defeasance."

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the debt securities on the scheduled due dates.  Additional conditions to defeasance or covenant defeasance require that:

(1)       the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound,

(2)       no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date, and

(3)       we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.  This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

If we accomplish covenant defeasance on debt securities of certain holders, those holders can still look to us for repayment of their debt securities in the event of any shortfall in the trust deposit.  If one of the remaining events of default occurred, such as our bankruptcy, and the debt securities became immediately due and payable, there may be a shortfall.  Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of subordinated debt securities, the subordination provisions described under "— Subordinated Debt Securities" above are made subject to the provisions for defeasance and covenant defeasance.  In other words, if we accomplish defeasance or covenant defeasance on any subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The indentures and the debt securities will be governed by and interpreted under the laws of the State of New York.

DESCRIPTION OF CONVERTIBLE DEBT SECURITIES

The following summary of the terms of the convertible debt securities describes general terms that apply to the convertible debt securities.  The convertible debt securities offered pursuant to this prospectus will be unsecured obligations and will be either convertible senior debt or convertible subordinated debt.  The particular terms of any convertible debt securities will be described more specifically in each prospectus supplement relating to those convertible debt securities.  Where any provision in an accompanying prospectus supplement is inconsistent with any provision in this summary, the prospectus supplement will control.

Convertible senior debt securities will be issued under a convertible debt indenture, and convertible subordinated debt securities will be issued under a convertible subordinated debt indenture.  We summarize these indentures below.  Where we make no distinction in our summary between convertible senior debt securities and convertible subordinated debt securities or between the convertible debt indenture and the convertible subordinated debt indenture, the applicable information refers to any convertible debt securities and either of the indentures.  Since this is only a summary, it does not contain all of the information that may be important to you.  A form of indenture relating to the convertible senior debt securities, along with a form of convertible senior debt securities, and a form of indenture relating to the convertible subordinated debt securities, along with a form of convertible subordinated debt securities, are exhibits to the registration statement of which this prospectus is a part.  We encourage you to read those documents.

General

The indenture does not limit the aggregate principal amount of convertible debt securities we may issue and provides that we may issue convertible debt securities thereunder from time to time in one or more series.  The indenture does not limit the amount of other indebtedness or convertible debt securities, other than certain secured indebtedness as described below, which we or our subsidiaries may issue.  Under the indenture, the terms of the convertible debt securities of any series may differ and we, without the consent of the holders of the convertible debt securities of any series, may reopen a previous series of convertible debt securities and issue additional convertible debt securities of the series or establish additional terms of the series.

Unless otherwise provided in a prospectus supplement, the convertible senior debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and senior indebtedness, and the convertible subordinated debt securities will be unsecured obligations of ours and, as set forth below under "— Subordinated Debt Securities," will be subordinated in right of payment to all of our senior indebtedness.

Because many of our assets are held in subsidiaries established in connection with financing transactions, our rights and the rights of our creditors (including the holders of convertible debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

You should refer to the prospectus supplement that accompanies this prospectus for a description of the specific series of convertible debt securities we are offering by that prospectus supplement.  The terms may include:

•	the title and specific designation of the convertible debt securities, including whether they are convertible senior debt securities or convertible subordinated debt securities;

•	any limit on the aggregate principal amount of the convertible debt securities or the series of which they are a part;

•
whether the convertible debt securities are to be issuable as registered securities, as bearer securities or alternatively as bearer securities and registered securities, and if as bearer securities, whether interest on any portion of a bearer security in global form will be paid to any clearing organizations;

•	the currency or currencies, or composite currencies, in which the convertible debt securities will be denominated and in which we will make payments on the convertible debt securities;

•	the date or dates on which we must pay principal;

•	the rate or rates at which the convertible debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

•	the date or dates from which any interest will accrue, the date or dates on which we must pay interest and the record date for determining who is entitled to any interest payment;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the terms and conditions of any sinking fund;

•	if other than denominations of $1,000, the denominations in which we may issue the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	the amount we will pay if the maturity of the convertible debt securities is accelerated;

•	whether we will issue the convertible debt securities in the form of one or more global securities and, if so, the identity of the depositary for the global security or securities;

•	any addition to or changes in the events of default or covenants that apply to the convertible debt securities;

•	whether the convertible debt securities will be defeasible; and

•
any other terms of the convertible debt securities and any other deletions from or modifications or additions to the indenture in respect of the convertible debt securities, including those relating to the subordination of any convertible debt securities.

Unless the applicable prospectus supplement specifies otherwise, the convertible debt securities will not be listed on any securities exchange.

Unless the applicable prospectus supplement specifies otherwise, we will issue the convertible debt securities in fully registered form without coupons.  If we issue convertible debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those convertible debt securities and to payment on and transfer and exchange of those convertible debt securities.  Convertible debt securities issued in bearer form will be transferable by delivery.

Unless otherwise stated in the prospectus supplement, we will pay principal, premium, interest and additional amounts, if any, on the convertible debt securities at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee).  We may pay interest on convertible debt securities issued in registered form by check mailed to the address of the persons entitled to the payments or we may pay by transfer to their U.S. bank accounts.  Interest on convertible debt securities issued in registered form will be payable on any interest payment date to the registered owners of the convertible debt securities at the close of business on the regular record date for the interest payment.  We will name in the prospectus supplement all paying agents we initially designate for the convertible debt securities.  We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place where payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, the convertible debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if we or the security registrar so requires) or exchanged for other convertible debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and in the same aggregate principal amount) at the office or agency we maintain for that purpose (initially the corporate trust office of the trustee).  There will be no service charge for any transfer or exchange, but we may require payment sufficient to cover any tax or other governmental charge or expenses payable in connection with the transfer or exchange.  We will not be required to:

•
issue, register the transfer of, or exchange, convertible debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such convertible debt securities and ending at the close of business on the day of such mailing or

•
register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.  We shall appoint the trustee as security registrar.

Any transfer agent (in addition to the security registrar) we initially designate for any convertible debt securities will be named in the related prospectus supplement.  We may designate additional transfer agents, rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where any payments on the convertible debt securities are payable.

Unless otherwise stated in the prospectus supplement, we will issue the convertible debt securities only in fully registered form, without coupons, in minimum denominations of $1,000 and integral multiples of $1,000.  The convertible debt securities may be represented in whole or in part by one or more global debt securities.  Each global security will be registered in the name of a depositary or its nominee and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.  Interests in a global security will be shown on records maintained by the depositary and its participants, and transfers of those interests will be made as described below.  Provisions relating to the use of global securities are more fully described below in the section entitled "Use of Global Securities."

We may issue the convertible debt securities as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount.  We will describe certain special U.S. federal income tax and other considerations applicable to any convertible debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

If the purchase price of any convertible debt securities is payable in one or more foreign currencies or currency units, or if any convertible debt securities are denominated in one or more foreign currencies or currency units, or if any payments on the convertible debt securities are payable in one or more foreign currencies or currency units, we will describe the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information about the convertible debt securities and the foreign currency or currency units in the prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase convertible debt securities at the option of the holders.  Any such obligation applicable to a series of convertible debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any convertible debt securities, other than as described below under "— Limitation on Mortgages and Liens," the indenture does not limit our ability to incur debt or give holders of convertible debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us.  Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.  You should refer to the prospectus supplement relating to a particular series of convertible debt securities for information regarding any changes in the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion Rights

An applicable prospectus supplement will set forth the terms on which the convertible debt securities of any series are convertible into common stock.  Those terms will address whether conversion is mandatory, at the option of the holder or at our option.  The terms may also provide that the number of shares of our common stock to be received by the holders of the convertible debt securities will be calculated according to the market price of our common stock as of a time stated in the prospectus supplement or otherwise.

Convertible Subordinated Debt Securities

Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply for convertible subordinated debt securities.

Before we pay the principal of, premium, if any and interest on, the convertible subordinated debt securities, we must be current and not in default on payment in full of all of our senior indebtedness.  Senior indebtedness includes all of our indebtedness as described below, except for:

•	obligations issued or assumed as the deferred purchase price of property;

•	conditional sale obligations;

•	obligations arising under any title retention agreements;

•	indebtedness relating to the applicable convertible subordinated debt securities;

•	indebtedness owed to one of our subsidiaries; and

•	indebtedness that, by its terms, is subordinate in right of payment to or equal with the applicable convertible subordinated debt securities.

Generally indebtedness means:

•	the principal of, premium, if any, and interest on indebtedness for money borrowed;

•	the principal of, premium, if any, and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments;

•	capitalized lease obligations;

•	obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations arising under any title retention agreements;

•
obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to certain letters of credit securing obligations entered into in the ordinary course of business);

•
obligations of the type referred to in the bullet points above assumed for another party and dividends of another party for the payment of which, in either case, one is responsible or liable as obligor, guarantor or otherwise; and

•	obligations assumed of the types referred to in the bullet points above for another party secured by any lien on any of one's property or assets.

Indebtedness does not include amounts owed pursuant to trade accounts arising in the ordinary course of business.

Generally, we may not pay the principal of, premium, if any, or interest on the convertible subordinated debt securities if, at the time of payment (or immediately after giving effect to such payment):

•
there exists under any senior indebtedness, or any agreement under which any senior indebtedness is issued, any default, which default results in the full amount of the senior indebtedness being declared due and payable; or

•
the trustee has received written notice from a holder of senior indebtedness stating that there exists under the senior indebtedness, or any agreement under which the senior indebtedness is issued, a default, which default permits the holders of the senior indebtedness to declare the full amount of the senior indebtedness due and payable, unless, among other things, in either case:

•	the default has been cured or waived; or

•
full payment of amounts then due for principal and interest and of all other obligations then due on all senior indebtedness has been made or duly provided for under the terms of any instrument governing senior indebtedness.

Limited subordination periods apply in the event of non-payment defaults relating to senior indebtedness in situations where there has not been an acceleration of senior indebtedness.

A failure to make any payment on the convertible subordinated debt securities as a result of the foregoing provisions will not affect our obligations to the holders of the convertible subordinated debt securities to pay the principal of, premium, if any, and interest on the convertible subordinated debt securities as and when such payment obligations become due.

The holders of senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on senior indebtedness, or provisions will be made for such payment, before the holders of the convertible subordinated debt securities are entitled to receive any payment or distribution of any kind relating to the convertible subordinated debt securities or on account of any purchase or other acquisition of the convertible subordinated debt securities by us or any of our subsidiaries, in the event of:

•	insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case, relating to us or our assets;

•	any liquidation, dissolution or other winding up of Emeritus, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of our creditors or any other marshalling of our assets and liabilities.

In addition, the rights of the holders of the convertible subordinated debt securities will be subrogated to the rights of the holders of senior indebtedness to receive payments and distributions of cash, property and securities applicable to the senior indebtedness until the principal of, premium, if any, and interest on the convertible subordinated debt securities are paid in full.

Because of these subordination provisions, our creditors who hold senior indebtedness or other unsubordinated indebtedness may recover a greater percentage of the debt owed to them than the holders of the convertible subordinated debt securities.

The convertible subordinated debt indenture will not limit the aggregate amount of senior indebtedness that we may issue.  If this prospectus is being delivered in connection with the offering of a series of convertible subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of a recent date.

Certain Restrictions

Limitations on Mortgages and Liens.  Neither we nor any of our restricted subsidiaries (as defined below) will be permitted to issue, assume or guarantee certain types of secured debt, without securing the convertible debt securities on an equal and ratable basis with any such debt.  These limits apply to debt secured by mortgages, pledges, liens and other encumbrances, which together we refer to as liens.  These limits will not apply to:

•	liens that existed on the date of the indenture;

•	liens on real estate (including liens that existed on property when we acquired it) not exceeding 100% of the fair value of the property at the time the debt is incurred;

•	liens arising from the acquisition of a business as a going concern or to which assets we acquire in satisfaction of secured debt are subject;

•	liens to secure extensions, renewals and replacements of debt secured by any of the liens referred to above, without increasing the amount of the debt; or

•	certain mechanics, landlords, tax or other statutory liens, including liens and deposits required or provided for under state laws and similar regulatory statutes.

Limitations on Sales of Capital Stock of Restricted Subsidiaries.  Neither we nor any of our restricted subsidiaries will be permitted to issue, sell, transfer or dispose of (except to one of our restricted subsidiaries) all or any portion of capital stock of a restricted subsidiary, unless such capital stock is disposed of for cash or property which, in the opinion of our board of directors, is at least equal to the fair value of such capital stock.

For the purposes of the indenture, "restricted subsidiary" means a subsidiary, including subsidiaries of any subsidiary, which meets any of the following conditions:

(1)       Our and our other subsidiaries' investments in and advances to the subsidiary exceed 10% of our total consolidated assets as of the end of the most recently completed fiscal year;

(2)       Our and our other subsidiaries' proportionate share of the total assets (after inter-company eliminations) of the subsidiary exceeds 10% of our total consolidated assets as of the end of the most recently completed fiscal year; or

(3)       Our and our other subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the subsidiary exceeds 10% of such income for us and our consolidated subsidiaries for the most recently completed fiscal year.

For purposes of making the income test in clause (3) of the preceding sentence, when a loss has been incurred by either us and our subsidiaries consolidated or the tested subsidiary, but not both, the equity in the income or loss of the tested subsidiary will be excluded from our consolidated income for purposes of the computation and if our consolidated income for the most recent fiscal year is at least 10% lower than the average of the income for the last five fiscal years, the average income will be substituted for purposes of the computation and any loss years will be omitted for purposes of computing average income.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into any other person or convey or transfer or lease our properties and assets substantially as an entirety to any person unless:

(1)       if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor is organized under the laws of the United States, or any state, and assumes our obligations under the convertible debt securities;

(2)       immediately after the transaction, no event of default occurs and continues; and

(3)       we meet certain other conditions specified in the indenture.

Modification and Waiver

We and the trustee may modify and amend the indenture without the consent of the holders of the outstanding convertible debt securities of each affected series, in order to, among other things:

•	evidence the succession of another corporation to us and the assumption of all of our obligations under the convertible debt securities, any related coupons and our covenants by a successor;

•	add to our covenants for the benefit of holders of convertible debt securities or surrender any of our rights or powers;

•	add additional events of default for any series;

•	add, change or eliminate any provision affecting convertible debt securities that are not yet issued;

•	secure certain convertible debt securities;

•	establish the form or terms of convertible debt securities not yet issued;

•	make provisions with respect to conversion or exchange rights of holders of convertible debt securities;

•	evidence and provide for successor trustees;

•	permit payment in respect of convertible debt securities in bearer form in the United States, if allowed without penalty under applicable laws and regulations; or

•
correct or supplement any inconsistent provisions, cure any ambiguity or mistake, or add any other provisions, on the condition that this action does not adversely affect the interests of any holder of convertible debt securities of any series issued under the indenture in any material respect.

In addition, we and the trustee may modify and amend the indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding convertible debt securities of each affected series.  However, without the consent of each holder, we cannot modify or amend the indenture in a way that would:

•	change the stated maturity of the principal of, or any installment of principal or interest on, any debt security;

•	reduce the principal or interest on any debt security;

•	change the place or currency of payment of principal or interest on any debt security;

•	impair the right to sue to enforce any payment on any debt security after it is due; or

•
reduce the percentage in principal amount of outstanding convertible debt securities necessary to modify or amend the indenture, to waive compliance with certain provisions of the indenture or to waive certain defaults.

The holders of at least a majority in aggregate principal amount of outstanding convertible debt securities may waive our compliance with certain restrictive covenants of the indenture.  The holders of at least a majority in principal amount of the outstanding convertible debt securities of any series may waive any past default under the indenture with respect to outstanding convertible debt securities of that series, which will be binding on all holders of convertible debt securities of that series, except a default in the payment of principal or interest on any debt security of that series or in respect of a provision of the indenture that cannot be modified or amended without each holder's consent.

Events of Default

Each of the following will be an event of default:

(1)       default for 30 days in the payment of any interest;

(2)       default in the payment of principal;

(3)       default in the deposit of any sinking fund payment;

(4)       default in the performance of any other covenant in the indenture for 60 days after written notice;

(5)       a failure to pay when due or a default that results in the acceleration of maturity of any other debt of ours or our restricted subsidiaries in an aggregate amount of $25 million or more, unless (a) the acceleration is rescinded, stayed or annulled, or (b) the debt has been discharged or, in the case of debt we are contesting in good faith, we set aside a bond, letter of credit, escrow deposit or other cash equivalent sufficient to discharge the debt within 10 days after written notice of default is given to us; and

(6)       certain events in bankruptcy, insolvency or reorganization.

We are required to furnish the trustee annually a statement as to our fulfillment of our obligations under the indenture.  The trustee may withhold notice of any default to the holders of convertible debt securities of any series (except for a default on principal or interest payments on convertible debt securities of that series) if it considers it in the interest of the holders to do so.

If an event of default occurs and continues, either the trustee or the holders of not less than 25% in principal amount of the outstanding convertible debt securities of the series in default may declare the principal amount immediately due and payable by written notice to us (and to the trustee if given by the holders).  Upon any such declaration, the principal amount will become immediately due and payable.  However, the holders of a majority in principal amount of the outstanding convertible debt securities of that series may, under certain circumstances, rescind and annul the acceleration.

Except for certain duties in case of an event of default, the trustee is not required to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders offer the trustee reasonable security or indemnity.  If the holders provide this security or indemnity, the holders of a majority in principal amount of the outstanding convertible debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or powers conferred on the trustee with respect to the convertible debt securities of that series.

No holder of a convertible debt security may bring any lawsuit or other proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder first gives the trustee written notice of a continuing event of default,

•
the holders of at least 25% in principal amount of the outstanding convertible debt securities of the series in default give the trustee a written request to bring the proceeding and offer the trustee reasonable security or indemnity, and

•
the trustee fails to institute the proceeding within 60 days of the written request and has not received from holders of a majority in principal amount of the outstanding convertible debt securities of the series in default a direction inconsistent with that request.

However, the holder of any convertible debt security has the absolute right to receive payment of the principal of and any interest on the convertible debt security on or after the stated due dates and to take any action to enforce any such payment.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of convertible debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which such convertible debt securities are payable in an amount sufficient to pay the principal and any premium, interest and additional amounts on such convertible debt securities to the date of deposit (if the convertible debt securities have become due and payable) or to the maturity date, as the case may be.

Unless a prospectus supplement states that the following provisions do not apply to the convertible debt securities of that series, we may elect either:

•
to defease and be discharged from any and all obligations with respect to such convertible debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the convertible debt securities and other obligations to provide for the conversion rights of the holders of such convertible debt securities, to register the transfer or exchange of such convertible debt securities, to replace temporary or mutilated, destroyed, lost or stolen convertible debt securities, to maintain an office or agency with respect to such convertible debt securities and to hold moneys for payment in trust), such an action a "defeasance" or

•
to be released from our obligations under the indenture with respect to the convertible debt securities as described above under "— Certain Restrictions" and as may be further described in any prospectus supplement, and our failure to comply with these obligations will not constitute an event of default with respect to such convertible debt securities, such an action a "covenant defeasance".

Defeasance or covenant defeasance is conditioned on our irrevocable deposit with the trustee, in trust, of an amount in cash or government securities, or both, sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, the convertible debt securities on the scheduled due dates.  Additional conditions to defeasance or covenant defeasance require that:

(1)       the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or by which we are bound,

(2)       no event of default has occurred and continues on the date the trust is established and, with respect to defeasance only, at any time during the period ending on the 123rd day after that date, and

(3)       we have delivered to the trustee an opinion of counsel to the effect that the holders of such convertible debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax for the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred.  This opinion, in the case of defeasance, must refer to and be based upon a letter ruling we have received from the Internal Revenue Service, a Revenue Ruling published by the Internal Revenue Service, or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

If we accomplish covenant defeasance on convertible debt securities of certain holders, those holders can still look to us for repayment of their convertible debt securities in the event of any shortfall in the trust deposit.  If one of the remaining events of default occurred, such as our bankruptcy, and the convertible debt securities became immediately due and payable, there may be a shortfall.  Depending on the event causing the default, such holders may not be able to obtain payment of the shortfall.

In the case of convertible subordinated debt securities, the subordination provisions described under "— Convertible Subordinated Debt Securities" above are made subject to the provisions for defeasance and covenant defeasance.  In other words, if we accomplish defeasance or covenant defeasance on any convertible subordinated debt securities, such securities would cease to be so subordinated.

Governing Law

The indentures and the convertible debt securities will be governed by and interpreted under the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue, either separately or together with other securities, warrants for the purchase of any, including any combination, of common stock, preferred stock or convertible preferred stock that we may sell under this prospectus.

The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants with respect to which this prospectus is being delivered.  Copies of the form of agreement for each warrant, which we refer to collectively as "warrant agreements," including the forms of certificates representing the warrants, which we refer to collectively as "warrant certificates," and reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the Commission and incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate.  The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.  To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described in this section, then the terms described in this section will be deemed to have been superseded by that prospectus supplement.  We encourage you to read the applicable warrant agreement and certificate for additional information before you purchase any of our warrants.

General

The prospectus supplement will describe the terms of the warrants with respect to which this prospectus is being delivered, as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•
the principal amount of, or the number of, securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•
the designation and terms of the securities, if other than common stock, purchasable upon exercise of the warrants and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.

The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement and warrant certificate relating to the warrants being offered.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash that principal amount of, or number of, securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants.  Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to the close of business, New York City time, on the expiration date set forth in the applicable prospectus supplement.  After the close of business, New York City time, on the expiration date, unexercised warrants will become void.  Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant.  If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to, among other things, vote or receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

Warrant certificates may be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

USE OF GLOBAL SECURITIES

The debt securities or convertible debt securities of any series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with a depositary or its nominee identified in the series prospectus supplement.

The specific terms of the depositary arrangement covering debt securities or convertible debt securities will be described in the prospectus supplement relating to that series.  We anticipate that the following provisions or similar provisions will apply to depositary arrangements relating to debt securities or convertible debt securities, although to the extent the terms of any arrangement differs from those described in this section, the terms of the arrangement shall supersede those in this section.  In this section, the term debt securities will refer to both debt securities and convertible debt securities.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit, to accounts in its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global security.  These accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us.  Only institutions that have accounts with the depositary or its nominee, and persons who hold beneficial interests through those participants, may own beneficial interests in a global security.  Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary, its nominee or any such participants.  The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form.  These laws may prevent you from transferring your beneficial interest in a global security.

As long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security.  Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names and will not be entitled to receive physical delivery of the debt securities in definitive form.

We will make all payments of principal of, any premium and interest on, and any additional amounts with respect to, debt securities issued as global securities to the depositary or its nominee.  Neither we nor the trustee, any paying agent or the security registrar assumes any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee.  We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

The indenture provides that if:

•
the depositary notifies us that it is unwilling or unable to continue as depositary for a series of debt securities, or if the depositary is no longer legally qualified to serve in that capacity, and we have not appointed a successor depositary within 90 days of written notice,

•	we determine that a series of debt securities will no longer be represented by global securities and we execute and deliver an order to that effect to the trustee, or

•	an event of default with respect to a series of debt securities occurs and continues,

the global securities for that series will be exchanged for registered debt securities in definitive form.  The definitive debt securities will be registered in the name or names the depositary instructs the trustee.  We expect that these instructions may be based upon directions the depositary receives from participants with respect to ownership of beneficial interests in global securities.

SELLING SHAREHOLDERS

The shares of our common stock that may be offered and sold by the selling shareholders under this prospectus and any applicable prospectus supplements were acquired by the selling shareholders in June 2005 and March 2006 pursuant to the conversion of our Series B Convertible Preferred Stock and the exercise of warrants for our common stock.  The preferred stock was issued in a financing in December 1999 and the warrants were issued in August 2000 in a modification of that financing, as further described below.  We granted registration rights to the selling shareholders in connection with that financing.

In accordance with the registration rights granted to the selling shareholders, we have included 2,000,000 shares owned by the selling shareholders in the registration statement, of which this prospectus is a part, with respect to the resale or other disposition of such shares.  We have agreed to prepare and file amendments and supplements to the registration statement to the extent necessary to keep the registration statement effective until the shares are no longer required to be registered for resale by the selling shareholders.  We have agreed to pay the fees and expenses of registration of the shares of the selling shareholders.

The following table sets forth information with respect to the beneficial ownership of shares of our common stock held by the selling shareholders as of May 31, 2007.  Beneficial ownership is described under the rules of the Commission.

Selling Shareholders (1)		Total number of shares beneficially owned prior to this offering

• Saratoga Partners IV, L.P. (2).	•	• 6,422,615
• Saratoga Coinvestment IV, LLC (2)	•	• 6,422,615
• Saratoga Management Company LLC (2)	•	• 6,422,615
• John P. Birkeland (2)	•	• 6,422,615
• Charles P. Durkin, Jr. (2)(3)(4)	•	• 6,448,115
• David W. Niemiec (3)(5)	•	• 62,974
• Christian L. Oberbeck (2)	•	• 6,422,615

*	Less than 1%.

(1)
Information presented regarding the selling shareholders is based on a Schedule 13D/A filed with the Commission on April 11, 2007.  Saratoga Partners IV, L.P., Saratoga Coinvestment IV LLC and Saratoga Management Company LLC are affiliated entities.  Messrs. Birkelund, Durkin, Jr. and Oberbeck are the current members of the management committee of Saratoga Associates IV LLC, the general partner of Saratoga Partners IV, L.P.  Until November 2001, Mr. Niemiec was a principal of Saratoga Partners IV, L.P. and certain of its affiliates.  Saratoga Management Company LLC is the manager of Saratoga Partners IV, L.P., the managing member of Saratoga Coinvestment IV LLC and attorney-in-fact and agent for Messrs. Birkelund, Durkin, Jr., Niemiec and Oberbeck (who (other than Mr. Niemiec) are the current members of the management committee of Saratoga Management Company LLC).

(2)
Includes (i) 6,195,343 shares of common stock for which Saratoga Partners IV, L.P., Saratoga Coinvestment IV LLC, Saratoga Management Company LLC, John P. Birkelund, Charles P. Durkin, Jr.,, and Christian L. Oberbeck have shared voting and dispositive power and (ii) 227,272 shares of common stock into which debentures are convertible for which Saratoga Partners IV, L.P., Saratoga Coinvestment IV LLC, Saratoga Management Company LLC, John P. Birkelund, Charles P. Durkin, Jr., and Christian L. Oberbeck have shared voting and dispositive power.

(3)	Messrs. Durkin, Jr. and Niemiec are directors of Emeritus.

(4)	Includes options exercisable within 60 days for the purchase of 25,500 shares of common stock.

(5)
Includes (i) 36,131 shares of common stock, (ii) 1,343 shares of common stock into which debentures are convertible, all of which are held by Saratoga Management Company LLC as attorney-in-fact and agent for Mr. Niemiec, and (iii) options exercisable within 60 days for the purchase of 25,500 shares of common stock.  Mr. Niemiec may be deemed to have no dispositive or voting power over the common stock or debentures for which Saratoga Management Company acts as agent and attorney-in-fact.

Of the total number of shares beneficially owned by the selling shareholders as described in the table above, we included 2,000,000 shares of common stock in the registration statement of which this prospectus is a part, for the resale or other disposition by the selling shareholders.  In the prospectus supplement relating to any sales by the selling shareholders, we will, among other things, identify the number of shares of our common stock that each of the selling shareholders named above will be selling.  Described below are the material relationships we have had with the selling shareholders and their affiliates during the last three years.

Series B Preferred Stock

In December 1999, we sold 30,000 shares of our Series B preferred stock (the "Series B Stock") to Saratoga Partners IV, L.P. and its related investors ("Saratoga") for a purchase price of $1,000 per share and in August 2000, we issued to Saratoga a seven-year warrant to purchase one million shares of our common stock at an original exercise price of $4.30 per share, but subsequently adjusted to $4.20 per share after the effect of anti-dilution provisions stipulated in the warrant agreement.  On March 6, 2006, we issued 829,597 shares of common stock pursuant to the exercise of the warrants.  The shares were purchased pursuant to a "net exercise" provision of the warrants in which 170,403 shares subject to the warrants were used to pay the exercise price of $4.2 million.

On June 30, 2005, we entered into an agreement with Saratoga that provided for the conversion of the Series B Stock held by Saratoga upon the payment of accrued and unpaid cash dividends on the Series B Stock in the amount of approximately $10.8 million.  Upon such payment, which occurred on June 30, 2005, Saratoga converted all of the outstanding Series B Stock to common stock in accordance with the agreement.  The Series B Stock owned by Saratoga consisted of 36,970 shares with a stated value of $1,000 per share, of which 30,000 shares were issued in December 1999 for a price of $30.0 million and 6,970 shares were issued as dividends of additional Series B Stock since December 1999.

The Series B Stock was entitled to receive quarterly dividends in a combination of cash and additional shares of Series B Stock.  The initial rate for the dividend was 6% of the stated value of $1,000 per share, of which 2% was payable in cash and 4% was payable in additional Series B Stock.  Starting in January 2004, the dividend rate moved to 7%, of which 3% was payable in cash and 4% in Series B Stock.  The Series B Stock provided for an "arrearage rate" if the cash portion of the dividend was not paid, increasing the cash portion of the dividend to 7%.  The arrearage rate became effective in October 2000, thus accruing dividends at an 11% rate, 7% in cash and 4% in additional shares of Series B Stock.  We had issued the additional Series B Stock dividends on a quarterly basis on the first day of the month after the end of each quarter.  However, the cash portion of the dividend had not been paid since 2000, which resulted in an accumulated liability of approximately $10.8 million as of March 31, 2005.  No interest was required to be accrued on the unpaid cash dividends.  On June 30, 2005, the Series B Stock was converted into 5,365,746 shares of common stock.

Under a shareholders' agreement among Saratoga, Daniel R. Baty, our chief executive officer and our largest shareholder except for Saratoga, and us, entered into at the time of the Series B Stock financing, Saratoga is entitled to board representation based on a percentage of the entire Board of Directors, rounded up to the nearest whole director, that is represented by the voting power of equity securities attributable to the capital stock owned by Saratoga.  The shareholders' agreement provides for a minimum of two Saratoga directors.  Under this agreement, Saratoga is currently entitled to designate three of eight members of our Board of Directors, but thus far has chosen to select only two.  Saratoga's right to designate directors terminates when Saratoga has sold more than 50% of its initial investment and its remaining shares represent less than 5% of the outstanding shares of common stock on a fully diluted basis or it is unable to exercise independent control over its shares.

In addition, the shareholders' agreement provides that neither Saratoga nor Mr. Baty is permitted to purchase voting securities in excess of a defined limit.  That limit for Saratoga is 110%, and for Mr. Baty is 100%, of the number of shares of common stock beneficially owned by Saratoga at the completion of the original Series B Stock financing (including securities originally issued and those issued as dividends with respect thereto).  These restrictions will terminate 18 months after the date on which Saratoga cease to hold securities representing 5% of the outstanding shares of our common stock on a fully diluted basis.  The shareholders' agreement also provides that if Mr. Baty contemplates selling 30% or more of the common stock he owns, Saratoga would have the right to participate in the sale on a proportional basis.

Convertible Debentures

In November 2005, we completed an offer to exchange our outstanding 6.25% Convertible Subordinated Debentures due 2006 for new 6.25% Convertible Subordinated Debentures due 2008.  In the exchange offer, $26.6 million of the $32.0 million principal amount of outstanding debentures were exchanged.  The remaining $5.4 million principal amount of outstanding debentures continued outstanding and was paid at maturity in January 2006.  The terms of the then existing debentures and the new debentures are substantially the same, except that the maturity of the new debentures is July 1, 2008, instead of January 1, 2006, and the new debentures can not be redeemed at our election.  The new debentures are convertible into common stock at the rate of $22 per share.  Interest on the new debentures is payable semiannually on January 1 and July 1 of each year.  The new debentures are unsecured, and subordinated to all of our other indebtedness.

Of the $32.0 million principal amount of the original debentures, $15.8 million was owned by Mr. Baty or entities that he and Stanley L. Baty control and in which they have financial interests (the "Baty Entities") and $5.0 million was owned by Saratoga.  All of these debentures were exchanged in the exchange offer.

In February 2007, we offered to the holders of the new debentures to pay each holder who elected to convert its debentures by March 8, 2007, an amount in cash equal to the amount of interest the holder would receive if the new debentures were held to the maturity date of July 1, 2008.  The incentive payment of $1.3 million was made April 16, 2007.  This amount would otherwise have been paid in three equal installments on July 1, 2007, January 1, 2008 and July 1, 2008.  Of the $26.6 million principal amount of new debentures outstanding, holders of $16.1 million principal amount converted their debentures into 732,725 shares of common stock.  Of those converted, $15.8 million principal amount of new debentures was owned by the Baty Entities.  These entities were issued 717,726 shares of common stock in the conversions and received approximately $1.3 million in cash.

In 2006, we paid an aggregate amount of approximately $987,000 to the Baty Entities as interest on the debentures they held and an aggregate amount of approximately $313,000 to Saratoga as interest on the debentures they held.  Saratoga continues to hold debentures in the aggregate principal amount of $5.0 million.

PLAN OF DISTRIBUTION

We may sell common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities and warrants and the selling shareholders may sell common stock, to or through underwriters or dealers, through agents, directly to other purchasers, or through a combination of these methods, on a continuous or delayed basis.  We will describe the details of any such offering and any changes to the plan of distribution of Emeritus or the selling shareholders described below, in a supplement to this prospectus or other offering material.

Emeritus Distribution

We may distribute securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices at the time of sale; or

•	negotiated prices.

The applicable prospectus supplement will describe the specific terms of the offering of the securities, including:

•	the name or names of any underwriters and managing underwriters, and, if required, any dealers or agents;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions and other items constituting underwriters' compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commission paid to agents; and

•	any securities exchange or market on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in a sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

If a dealer is used in the sale of any of the securities, we or an underwriter will sell the securities to the dealer, as principal.  The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.  To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of any such transactions.

Agents may from time to time be used to solicit offers to purchase the securities.  If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth the terms of any such transactions.  Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters or agents could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined under the Securities Act, which includes sales made directly on the American Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.  We are not making an offer of securities in any state or jurisdiction that does not permit such an offer.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others.  To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process used.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions.  Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide indemnification to underwriters, dealers, agents and others who participate in the distribution of the securities with respect to some liabilities, including liabilities arising under the Securities Act, and provide contribution with respect to payments that they may be required to make in connection with such liabilities.

If indicated in the applicable prospectus supplement, we may authorize underwriters or agents to solicit offers by specific institutions to purchase the securities from us pursuant to contracts providing for payment and delivery on a future date.  Institutions with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, we must approve the contracting institutions.  The obligations of any purchaser under any payment and delivery contract will be subject to the condition that the purchase of the securities is not, at the time of delivery, prohibited by applicable law.

Unless otherwise indicated in the applicable prospectus supplement or the securities are already trading on a national securities exchange or market, we do not intend to apply for the listing of any class of securities on a national securities exchange or market.  If any of the securities of any series are sold to or through underwriters, the underwriters may make a market in those securities, as permitted by applicable laws and regulations.  No underwriter is obligated, however, to make a market in those securities, and any market-making that is done may be discontinued at any time at the sole discretion of the underwriters.  No assurance can be given as to the liquidity of, or trading markets for, any of the securities.

In connection with an offering of securities, underwriters may engage in stabilizing and syndicate covering transactions in accordance with applicable law.  Underwriters may over-allot the offered securities in connection with an offering, creating a short position in their account.  Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions.  Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions.  These transactions, if commenced, may be discontinued at any time.

Some of the underwriters, dealers or agents, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of business.

In order to comply with the securities laws of certain jurisdictions, if applicable, the securities offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain jurisdictions the securities offered by this prospectus may not be sold unless such securities have been registered or qualified for sale in these jurisdictions or an exemption from registration or qualification is available and complied with.

Selling Shareholders Distribution

Pursuant to this registration, we intend to provide applicable selling shareholders with freely tradable shares of our common stock, although the registration of this common stock does not necessarily mean that it will be offered or sold by such selling shareholders under this prospectus and applicable prospectus supplements.

We will not receive any proceeds from the sale of our common stock by the selling shareholders, but we may in certain cases, pay fees and expenses relating to the registration or an offering of such common stock, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and NASD rules and regulations, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.

The selling shareholders may from time to time sell their shares of common stock covered by this prospectus and any accompanying prospectus supplement directly to purchasers.  Alternatively, the selling shareholders may from time to time offer such shares of common stock through dealers or agents, who may receive compensation in the form of commissions from the selling shareholders and for the purchasers of such shares of common stock for whom they may act as agent.  The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in cross, block or other types of transactions:

•	on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	through the settlement of short sales; or

•	through any other legally available means.

In addition, any shares of common stock that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

The selling shareholders and any dealers or agents that participate in the distribution of such shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the resale of the shares of common stock by them and any commissions received by any of these dealers or agents might be deemed to be underwriting commissions under the Securities Act.

In connection with distribution of the selling shareholders' shares of common stock covered by this prospectus:

•	the selling shareholders may enter into hedging transactions with brokers or dealers;

•	the brokers and dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling securityholders;

•	the selling shareholders may sell the common stock short and deliver the common stock to close out these short positions;

•
the selling shareholders may enter into option or other transactions with broker and dealers that involve the delivery of the common stock to the broker and dealers, who may then resell or otherwise transfer the common stock; and

•
the selling shareholders may loan or pledge the common stock to a broker or dealer or other person or entity and the broker or dealer or other person or entity may sell the common stock so loaned or upon a default may sell or otherwise transfer the pledged common stock.

Persons participating in the distribution of the selling shareholders' shares of common stock offered by this prospectus may engage in transactions that stabilize the price of the common stock.  The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the common stock in the market and to the activities of the selling shareholders.

To the extent required, the common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.  In addition, we will make copies of this prospectus and any applicable prospectus supplement available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We have agreed and may agree to indemnify the selling shareholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the selling shareholders' shares of common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act.  The selling shareholders have agreed and may agree to indemnify us and any brokers, dealers and agents against such specified liabilities as well.

In order to comply with the securities laws of certain jurisdictions, if applicable, the securities offered by this prospectus may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain jurisdictions the common stock offered by this prospectus may not be sold unless such common stock has been registered or qualified for sale in these jurisdictions or an exemption from registration or qualification is available and complied with.

LEGAL MATTERS

Unless otherwise stated in any applicable prospectus supplement, in connection with particular offerings of the securities under this prospectus in the future, the validity of the common stock, preferred stock, convertible preferred stock, debt securities, convertible debt securities or warrants will be passed upon for us by Perkins Coie LLP, Seattle, Washington.  In addition, certain legal matters with respect to any securities that may be offered under this prospectus may be passed on by counsel for any selling shareholders, underwriters, dealers or agents, each of whom would be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements and the financial statement schedule of Emeritus Corporation and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Emeritus's annual report on Form 10-K for the year ended December 31, 2006, as amended, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.

The audit report of KPMG LLP covering the December 31, 2006 financial statements refers to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, effective January 1, 2006.

The consolidated financial statements of Summerville Senior Living, Inc. and subsidiaries as of December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, incorporated in this prospectus by reference from Emeritus Corporation's Current Report on Form 8-K dated June 11, 2007, have been audited by Deloitte & Touch LLP, independent auditors, as stated in their report dated June 7, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a restatement), which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

EMERITUS CORPORATION

Common Stock

Preferred Stock

Convertible Preferred Stock

Debt Securities

Convertible Debt Securities

Warrants

PROSPECTUS

June   , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth in the following table.

• SEC registration fee	•	$	• 17,540
• Listing fees	•		•	*
• Blue sky fees and expenses	•		•	*
• Printing and engraving expenses	•		•	*
• Legal fees and expenses	•		•	*
• Accounting fees and expenses	•		•	*
• Trustee fees and expenses	•		•	*
• Rating agency fees	•		•	*
• Transfer agent and registrar fees	•		•	*
• Miscellaneous	•		•	*
• Total	•	$	•	*

*
To be provided by amendment or in a filing, or exhibit thereto, with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated herein by reference.

Item 15.    Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act ("WBCA") set forth certain mandatory and permissive provisions that a Washington corporation may utilize in indemnifying and/or advancing expenses to its directors, officers, employees and agents.  Section 23B.08.560 of the WBCA also authorizes a corporation to adopt its own provisions governing indemnification and advancement of expenses.  Such provisions must be contained in the corporation's articles of incorporation, a bylaw adopted or ratified by shareholders or a resolution adopted or ratified by shareholders.  In no case, however, may such provisions authorize indemnification or advancement of expenses to any director, officer, employee or agent for (a) acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct finally adjudged to be in violation of Section 23B.08.310 of the WBCA (regarding unlawful distributions) or (c) any transaction with respect to which it was finally adjudged that such person personally received a benefit in money, property or services to which such person was not entitled.  Section 10 of Emeritus's Amended and Restated Bylaws provides for indemnification of its directors, officers, employees and agents to the extent permitted by Washington law.

Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving (a) intentional misconduct or knowing violation of law, (b) conduct violating Section 23B.08.310 of the WBCA (regarding unlawful distributions) or (c) any transaction with respect to which such director personally received a benefit in money, property or services to which such director was not legally entitled.  Article 8 of Emeritus's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to Emeritus and its shareholders.

Emeritus maintains an insurance policy insuring its officers and directors against losses and liabilities (with certain exceptions and certain limitations) arising from certain alleged wrongful acts, including alleged errors or misstatements, and certain other alleged wrongful acts or omissions constituting neglect or breach of duty.  Emeritus also has entered into indemnification agreements with certain of its officers and directors.

In addition, any underwriting or similar agreements entered into in connection with any offering under this registration statement may contain provisions whereby the underwriters, dealers or agents agree to indemnify Emeritus, our directors, certain of our officers and other persons, and are incorporated herein by reference.  Further, pursuant to arrangements Emeritus and the selling shareholders have agreed and may agree to indemnify each other against, or to make contributions towards, certain liabilities and expenses arising out of or based upon the information contained in this registration statement, the related prospectus and any prospectus supplements, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.    Exhibits

The following exhibits are filed as part of this registration statement:

ExhibitNumber	Description	Footnote

1.1	Form of Underwriting Agreement for Common Stock, Preferred Stock and Convertible Preferred Stock of Emeritus	*
1.2	Form of Underwriting Agreement for Debt Securities and Convertible Debt Securities of Emeritus	*
1.3	Form of Underwriting Agreement for Warrants of Emeritus	*
3.1	Restated Articles of Incorporation of registrant (Exhibit 3.1)	(2)
	3.1.1Designation of Rights and Preferences of Series A Convertible Preferred Stock as filed with the Secretary of State of Washington on October 24, 1997. (Exhibit 4.1)	(8)
	3.1.2Designation of Rights and Preferences of Series B Convertible Preferred Stock as filed with the Secretary of State of Washington on December 29, 1999. (Exhibit 4.2)	(11)
3.2	Amended and Restated Bylaws of registrant.	(1)
	3.2.1First Amendment to Amended and Restated Bylaws of registrant (Exhibit 3.2).	(38)
4.1	Indenture dated November 23, 2005 between registrant and U.S. Bank as trustee, governing 6.25% Convertible Subordinated Debentures due 2008 and including the form of such debentures. (Exhibit 4.2.1)	(29)
4.2	Form of Indenture for Debt Securities (Exhibit 4.1)	(36)
4.3	Form of Indenture for Subordinated Debt Securities (Exhibit 4.2)	(36)
4.4	Form of Indenture for Convertible Debt Securities (Exhibit 4.3)	(36)
4.5	Form of Indenture for Convertible Subordinated Debt Securities (Exhibit 4.4)	(36)
4.6	Form of Form of Debt Securities (Exhibit 4.5)	(36)
4.7	Form of Subordinated Debt Securities (Exhibit 4.6)	(36)
4.8	Form of Convertible Debt Securities (Exhibit 4.7)	(36)
4.9	Form of Convertible Subordinated Debt Securities (Exhibit 4.8)	(36)
4.10	Form of Warrant Agreement (including form of warrant certificate) of Emeritus.	*
5.1	Opinion of Perkins Coie LLP	…

10.1	Amended and Restated 1995 Stock Incentive Plan (as amended through August 24, 2000). (Appendix A)	(12)
10.2	Amended and Restated Stock Option Plan for Nonemployee Directors (as amended through June 15, 2005). (Appendix A).	(25)
10.3	Amended and Restated 1998 Employee Stock Purchase Plan (as amended through August 17, 2001). (Appendix B)	(13)
10.4	2006 Equity Incentive Plan. (Exhibit to Definitive Proxy Statement)	(30)
10.5	Nonqualified Deferred Compensation Plan. (Exhibit 10.8)	(37)
10.6	Noncompetition Agreements between registrant and Executive Officers.
	10.6.1Noncompetition Agreement dated September 29, 1995 between registrant and Daniel R. Baty. (Exhibit 10.4.1)	(2)
	10.6.2First Amendment to Noncompetition Agreement dated October 28, 1997 between registrant and Daniel R. Baty. (Exhibits 10.1.1)	(7)
	10.6.3Noncompetition Agreement dated September 29, 1995 between registrant and Raymond R. Brandstrom. (Exhibit 10.4.2)	(2)
	10.6.4First Amendment to Noncompetition Agreement dated October 28, 1997 between Registrant and Raymond R. Brandstrom. (Exhibit 10.1.2)	(7)
10.7	Executive Separations Agreements
	10.7.1Agreement and General Release between registrant and Frank Ruffo, Jr. (Exhibit 10.15.1)	(34)
	10.7.2Agreement and General Release between registrant and Gary Becker. (Exhibit 10.15.2)	(34)
10.8	Office Lease dated April 29, 1996 between Martin Selig, as lessor, and registrant, as lessee. (Exhibit 10.8)	(3)
10.20	Agreements with Saratoga Partners IV, L.P. and Affiliates
	10.20.21Shareholders Agreement dated as of December 30, 1999 among registrant, Daniel R. Baty, B.F., Limited Partnership and Saratoga Partners IV, L.P., Saratoga Management Company LLC and Saratoga Coinvestment IV LLC. (Exhibit 4.3)	(11)
	10.20.22Registration Rights Agreement dated as of December 30, 1999 among registrant and Saratoga Partners IV, L.P., Saratoga Management Company LLC and Saratoga Coinvestment IV LLC. (Exhibit 4.4)	(11)
10.21	Amended and Restated Agreement of Limited Partnership of Cooper George Partners Limited Partnership dated June 29, 1998 among Columbia Pacific Master Fund ‘98 General Partnership, Emeritus Real Estate IV, LLC and Bella Tore De Pisa Limited Partnership. (Exhibit 10.3.4)	(9)
10.22	Documents Relating to Merger with Summerville Senior Living, Inc.
	10.22.1Agreement and Plan of Merger dated March 29, 2007 among registrant, and certain of its shareholders, and Summerville Senior Living, Inc., and certain of its shareholders (Exhibit 2.1)	(35)

	10.22.2Amended and Restated Shareholders Agreement dated March 29, 2007 among registrant, certain of its shareholders and certain shareholders of Summerville Senior Living, Inc. (Exhibit 10.1)	(35)
	10.22.3Registration Rights Agreement dated March 29, 2007 among registrant, certain of its shareholders and certain shareholders of Summerville Senior Living, Inc. (Exhibit 10.2)	(35)
10.50	Documents Relating to Leases with Health Care Properties Investors, Inc. (33 Communities).
	10.50.01Amended and Restated Master Lease Agreement dated September 18, 2002 between Health Care Properties Investors, Inc. and related entities, collectively as lessor, and registrant and related entities, collectively as lessee. (Exhibit 10.9.3)	(14)
	10.50.05Fourth Amendment to Amended and Restated Master Lease Agreement dated July 30, 2004 between Health Care Properties Investors, Inc. and related entities, collectively as lessor, and registrant and related entities, collectively as lessee. (Exhibit 10.82.2)	(20)
	10.50.07Sixth Amendment to Amended and Restated Master Lease Agreement dated March 2007 between Health Care Properties Investors, Inc. and related entities, collectively as lessor, and registrant and related entities, collectively as lessee. (Exhibit 10.82.5)	(34)
10.51	Documents Relating to Debt Financing with Health Care Properties Investors, Inc. (1 Community).
	10.51.01Loan Agreement dated January 26, 1996 between Heritage Hills Retirement, Inc., as borrower, and Health Care Properties Investors, Inc., as lender. (Exhibit 10.23.5)	(2)
	10.51.02Promissory Note of Heritage Hills Retirement, Inc dated as of January 26, 1996 payable to Health Care Properties, Inc. (Exhibit 10.23.4)	(2)
	10.51.03Guaranty of registrant dated January 26, 1996. (Exhibit 10.23.6)	(2)
	10.51.04Deed of Trust with Assignment of Rents, Security Agreement and Fixtures Filing dated January 26, 1996 among Heritage Hills Retirement, Inc., as grantor, Chicago Title Insurance Company, as trustee.	(2)
	10.51.05Amendment to Deed of Trust dated April 25, 1996 among Heritage Hills Retirement, Inc., as grantor, Chicago Title Insurance Company, as trustee, and Health Care Properties, Inc., as beneficiary. (Exhibit 10.21.12)	(5)
	10.51.06Amendment to Loan Documents dated July 30, 2004 between Heritage Hills Retirement, Inc,, as grantor, registrant, as guarantor, and Health Care Properties, Inc., as beneficiary. (Exhibit 10.82.3)	(20)
	10.51.07Amended and Restated Secured Promissory Note of Heritage Hills Retirement, Inc. dated June 30, 2004 payable to Health Care Properties, Inc. (Exhibit 10.82.4)	(20)
10.52	Documents Relating to Leases with Philip Wegman (9 Communities).
	10.52.01Indemnity Agreement dated November 3, 1996 between registrant and Painted Post Partnership. (Exhibit 10.3)	(6)
	10.52.02First Amendment to Indemnity Agreement dated January 1, 1997 between registrant and Painted Post Partnership. (Exhibit 10.4).	(6)

	10.52.03Management Services Agreement dated September 2, 1996 between registrant and Painted Post Partners, as operator. (Exhibit 10.4.2)	(4)
	10.52.04First Amendment to Provide Administrative Services dated January 1, 1997 between registrant and Painted Post Partners. (Exhibit 10.1)	(6)
	10.52.05Lease Agreement dated September 1, 1996 between Philip Wegman, as landlord, and Painted Post Partners, as tenant. (Exhibit 10.4.1)	(4)
10.53	Agreement to Provide Management Services to an Independent and Assisted Living Facility dated June 30, 1998 between ESC II, LP, as owner, and ESC III, LP, as manager. (Exhibit 10.4.3)	(9)
10.54	Documents Relating to Leases and Loan with Health Care REIT, Inc. (3 Communities)
	10.54.01Two Leases dated February 26, 1996 between Health Care REIT, Inc. and related entities, as lesssors, and registrant, as lessee. (Exhibits 10.58.1 and 10.58.2)	(5)
	10.54.03Three Second Amendments to Leases dated June 30, 2003 between Health Care REIT, Inc. and related entities, as amended. (Exhibits 10.29.13, 10.29.14 and 10.29.15)	(16)
	10.54.04Promissory Note of registrant dated August 28, 2003 in the principal amount of $3.1 million payable to Health Care REIT, Inc. and secured by leasehold mortgages. (Exhibit 10.29.16)	(16)
	10.54.05Three Leasehold Mortgages, Security Agreements, Assignments of Leases and Rents, Financing Statements and Fixture Filings dated August 28, 2003 between registrant, as mortgagor, and Health Care REIT, Inc., as mortgagees (Exhibits 10.29.10., 10.29.11 and 10.29.12)	(16)
10.55	Documents Relating to Leases of with Health Care REIT, Inc. and Loan from Healthcare Realty Trust Incorporated (23 Communities).
	10.55.01Amended and Restated Master Lease Agreement dated September 30, 2003 between Health Care REIT, Inc. and related entities., collectively as landlord, and the registrant, as tenant. (Exhibit 10.53.13)	(15)
	10.55.02First Amendment to Amended and Restated Master Lease Agreement dated June 22, 2005 between Health Care REIT, Inc., and related entities, collectively as landlord, and the registrant, as tenant. (Exhibit 10.53.23)	(27)
	10.55.03Second Amended and Restated Loan Agreement dated March 3, 2005 between Healthcare Realty Trust Incorporated and registrant. (Exhibit 10.1)	(24)
	10.55.04Second Amended and Restated Note of registrant dated March 3, 2005 in the principal amount of $21,426,000 payable to Healthcare Realty Trust Incorporated. (Exhibit 10.2)	(24)
	10.55.05Intercreditor Agreement dated March 3, 2005 between Health Care REIT, Inc. and Healthcare Realty Trust Incorporated. (Exhibit 10.4)	(24)
	10.55.06Loan Purchase Agreement dated May 3, 2005 among Healthcare Realty Trust Incorporated, Health Care REIT, Inc. and registrant. (Exhibit 10.3)	(24)
	10.55.07Amended and Restated Leasehold Mortgage/Deed of Trust, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated September 30, 2003 among registrant, as trustor, various title insurance companies, as trustee, and Health Care REIT, Inc., as beneficiary. (Exhibit 10.53.16)	(16)

10.56	Documents Relating to 2003 Leases by Health Care Realty, Inc. (4 Communities).
	10.56.01Four Lease Agreements dated September 29, 2003 between Health Care Realty, Inc. subsidiaries, collectively as lesseor, and subsidiaries of the registrant, collectively as lessee. (Exhibits 10.34.7, 10.55.4, 10.55.5 and 10.55.6)	(16)
	10.56.02Assumption Agreement dated September 29, 2003 among a subsidiary of registrant, as original borrower, a subsidiary of Health Care Realty, Inc., as new borrower, and JP Morgan Chase Bank, as lender, relating to one of four assisted living communities. (Exhibit 10.55.9)	(23)
	10.56.03Assumption of Obligations of Guarantor dated September 29, 2003 among registrant, as original guarantor, Health Care REIT, Inc., as new guarantor, and JP Morgan Chase Bank, as lender. (Exhibit 10.55.10)	(23)
	10.56.04Subordination and Standstill Agreement dated September 30, 2003 among a subsidiary of registrant, as original borrower, a subsidiary of Health Care Realty, Inc., as new borrower, Health Care Realty, Inc., registrant, as guarantor and JP Morgan Chase Bank, as lender, relating to one of four assisted living communities. (Exhibit 10.55.11)	(23)
	10.56.05Cash Management and Security Agreement dated September 29, 2003 among registrant and related entities and Amresco Capital, L.P. (Exhibit 10.55.8)	(23)
	10.56.06Fixed Rate Note dated September 29, 1999 in the principal amount of $10,395,000 between registrant, as maker, and Amresco Capital, L.P., as mortgagee. (Exhibit 10.2.1)	(10)
	10.56.07Mortgage and Security Agreement dated September 29, 1999 between registrant, as mortgagor, and Amresco Capital, L.P., as mortgagee. (Exhibit 10.2.2)	(10)
	10.56.08Guaranty dated September 29, 1999 by registrant in favor of Amresco Capital, L.P. (Exhibit 10.55.7)	(23)
	10.56.09Unsecured Promissor Noted dated August 28, 2003 in the principal amount of $4,400,000 between registrant, as borrower, and Health Care REIT, Inc, as lender. (Exhibit 10.53.3)	(16)
10.57	Documents Relating to Purchase and Financing of Communities from Fretus Investors (24 Communities).
	10.57.01Purchase and Sale Agreement (Membership Interests) dated February 22, 2007 among registrant, as buyer, CP ’02 Pool, LLC, FSPP Fretus I, LLC and FSPP Fretus II, LLC, as seller, and Fretus Investors LLC, as company. (Exhibit 10.72.2)	(33)
	10.57.02Loan Agreement (Amended and Restated) dated February 28, 2007 among 24 limited liability companies and limited partnerships, collectively as borrower, and Capmark Bank, as lender. (Exhibit 10.72.3)	(33)
	10.57.03Promissory Note (Fixed Rate) of borrower dated February 28, 2007 in the principal amount of $132 million payable to Capmark Bank. (Exhibit 10.72.5)	(33)
	10.57.04Promissory Note (Variable Rate) of borrower dated February 28, 2007 in the principal amount of $8 million payable to Capmark Bank. (Exhibit 10.72.6)	(33)

	10.57.05Loan Agreement between dated February 28, 2007 CP ’02 Pool, LLC, as lender, and registrant, as borrower. (Exhibit 10.72.4)	(33)
	10.57.06Promissory note of registrant dated February 28, 2007 in the principal amount of $18 million payable to CP ’02 Pool, LLC. (Exhibit 10.72.7)	(33)
10.58	Lease Agreement dated August 15, 2003 between Washington Lessor‑Silverdale, Inc., as lessor, and ESC –Silverdale, LLC, as lessee (1 Community). (Exhibit 10.76.1)	(18)
10.59	Documents Relating to Purchase Communities from Alterra Healthcare Corporation (5 Communities)
	10.59.01Conveyance and Operations Transfer Agreement dated December 31, 2003 among ALS Financing, Inc., as seller, Alterra Healthcare Corporation, and Emeritus Properties XVI, Inc., as purchaser, relating to the purchase of three assisted living communities. (Exhibit 10.77.4)	(17)
	10.59.02Loan Assumption Agreement dated December 31, 2003 among LaSalle National Bank as Trustee for GMAC Commercial Mortgage Pass‑Through Certificates, Series 1998‑C2, as lender, ALS Financing, Inc, as borrower, Emeritus Properties XVI, Inc., as purchaser, Altera Healthcare Corporation, and Emeritus Corporation, as new indemnitor, relating to assumption of loan for $25 million. (Exhibit 10.77.1)	(17)
	10.59.03Letter Agreement Regarding Loan Agreement dated December 31, 2003 between LaSalle National Bank as Trustee for GMAC Commercial Mortgage Pass‑Through Certificates, Series 1998‑C2, as lender, Emeritus Properties XVI, Inc., as new borrower, and registrant as guarantor. (Exhibit 10.77.2)	(17)
	10.59.04Unconditional Guaranty of Payment and Performance dated December 31, 2003 between registrant, as guarantor, and LaSalle National Bank as Trustee for GMAC Commercial Mortgage Pass‑Through Certificates, Series 1998‑C2, as lender. (Exhibit 10.77.5)	(17)
10.60	Documents Relating to Leases with Nationwide Health Properties, Inc. (23 Communities).
	10.60.01Master Lease Agreement dated March 31, 2004 between NHP Senior Housing, Inc., as landlord, and registrant, collectively as tenant, relating to three assisted living communities. (Exhibit 10.79.3)	(19)
	10.60.02Master Lease Agreement dated March 31, 2004 between Nationwide Health Properties, Inc, and various of its subsidiaries, collectively as landlord, and registrant and various of its subsidiaries, collectively as tenant, relating to 14 assisted living communities. (Exhibit 10.79.4)	(19)
	10.60.03First Amendment to Master Lease dated May 28, 2004 Nationwide Health Properties, Inc, and various of its subsidiaries, collectively as landlord, and registrant and ESC IV, LP, collectively as tenant, relating to one assisted living community. (Exhibit 10.79.7)	(20)
	10.60.04Second Amendment to Master Lease dated October 1, 2004 Nationwide Health Properties, Inc, and various of its subsidiaries, collectively as landlord, and registrant and ESC IV, LP, collectively as tenant, relating to one assisted living community. (Exhibit 10.79.8)	(22)
	10.60.05Lease dated October 1, 2004 between NHP Joliet, Inc., as landlord, and registrant, as tenant, relating to one assisted living community.	(22)

	10.60.06Lease dated March 1, 2005 between QR Lubbock Texas Properties, LP, as landlord, and ESC IV, LP, as tenant, relating to one assisted living community; together with Guaranty of Lease dated March 1, 2005 by registrant in favor of landlord. (Exhibit 10.79.10)	(26)
	10.60.07Lease dated February 25, 2005 between BIP Sub I, Inc., as landlord, and registrant, as tenant, relating to one assisted living community. (Exhibit 10.79.12)	(26)
10.61	Documents Relating to 2004 Leases with Health Care REIT, Inc. (20 communities).
	10.61.01Master Lease Agreement dated September 30, 2004 between Health Care REIT, Inc. and related entities, collectively as lessor, and registrant, as lessee, relating to 18 assisted living communities. (Exhibit 10.83.1)	(21)
	10.61.02Unconditional and Continuing Lease Guaranty dated September 30, 2004 by Daniel R. Baty in favor of Health Care REIT, Inc. and related entities. (Exhibit 10.83.2)	(21)
	10.61.03Agreement dated September 30, 2004 between registrant and Daniel R. Baty relating to cash flow sharing. (Exhibit 10.83.3)	(21)
	10.61.04Lease Agreement dated March 31, 2005 between HRCI Wilburn Gardens Properties, LLC, as lessor, and registrant, as lessee, relating to one assisted living community. (Exhibit 10.83.6)	(26)
	10.61.05Lease Agreement dated September 1, 2005 between HRCI Hunters Glen Properties, LLC, as lessor, and registrant, as lessee, relating to one assisted living community. (Exhibit 10.83.7)	(28)
10.62	Documents Relating to Debt Financing with General Electric Capital Corporation. (4 Communities)
	10.62.01Three Purchase and Sale Agreements dated August 5, 2005 between registrant, as purchaser, and three entities, as sellers. (Exhibits 10.86.1, 10.86.2 and 10.86.3)	(29)
	10.62.02Loan Agreement dated December 1, 2005 between Emeritus Properties-Arkansas, LLC, as borrower, and General Electric Capital Corporation and other financial institutions, collectively as lender, relating to three assisted living communities in Arkansas. (Exhibit 10.68.4)	(29)
	10.62.03Promissory Note dated December 1, 2005 in the principal amount of $15,930,000 by Emeritus Properties‑Arkansas, LLC payable to General Electric Capital Corporation individually and as agent for other financial institutions. (Exhibit 10.86.5)	(29)
	10.62.04Purchase and Sale Agreement dated June 16, 2006 between Silver Lake Assisted Living, LLC, as seller, and ESC‑Arbor Place, LLC, as purchaser. (Exhibit 10.87.2)	(32)
	10.62.05Loan Agreement dated June 30, 2006 between ESC Arbor Place, LLC, as borrower, and General Electric Capital Corporation and other financial institutions, collectively as lender, relating to one assisted living community. (Exhibit 10.87.1)	(31)
	10.62.06Promissory Note of ESC-Arbor Place, LLC dated June 30, 2006 in the principal amount of $8,000,000 payable to General Electric Capital Corporation.	…

10.63	Documents Relating to Joint Venture with Blackstone Group (22 Communities).
	10.63.01Amended and Restated Limited Liability Company Agreement of BREA Emeritus, LLC dated December 1, 2006 between registrant and BREA 806 LLC. (Exhibit 10.100.1)	(33)
	10.63.02Purchase and Sale Agreement dated October 2006 between PITA General Corporation, AHC Tenant, Inc. and related entities, collectively as seller, and BREA Emeritus, LLC, as buyer. (Exhibit 10.100.2)	(33)
	10.63.03Amended and Restated Credit Agreement dated December 11, 2006 among BREA Emeritus, LLC and related entities, collectively as borrowers, various financial institutions named therein, collectively as lenders, and General Electric Capital Corporation and related entities, as agents for the financial institutions. (Exhibit 10.100.3)	(33)
	10.63.04Representative Management Agreement dated December 1, 2006 among entities related to BREA Emeritus, LLC, as owner and licensee, and registrant, as manager. (Exhibit 10.100.4)	(33)
10.64	Documents Relating to the Purchase of Communities from Healthcare Realty Trust, Inc. (12 Communities).
	10.64.01Agreement of Sale and Purchase dated March 7, 2007 between Healthcare Realty Trust, Inc. and related entities, as sellers, and a subsidiary of registrant. (Exhibit 10.12.1)	(34)
	10.64.02Loan Agreement dated March 15, 2007 between subsidiary entities of registrant, as borrowers, and Capmark Bank, as lender, relating to a loan of $88 million. (Exhibit 10.12.2)	(34)
	10.64.03Promissory Note dated March 15, 2007 in the principal amount of $88 million payable to Capmark Bank. (Exhibit 10.12.4)	(34)
	10.64.04Loan Agreement dated March 15, 2007 between subsidiary entities of registrant, as borrowers, and Capmark Bank, as lender, relating to a loan of $13.6 million. (Exhibit 10.12.3)	(34)
	10.64.05Promissory Note dated March 15, 2007 in the principal amount of $13.6 million payable to Capmark Bank. (Exhibit 10.12.5)	(34)
	10.64.06Assignment and Assumption of Loan and Loan Documents dated March 15, 2007 between Healthcare Realty Trust Inc. and Columbia Pacific Opportunity Fund, LP. (Exhibit 10.12.6)	(34)
	10.64.07Loan Agreement dated June 30, 2005 between registrant and Healthcare Realty Trust, Inc. (Exhibit 10.85.1)	(27)
	10.64.08Promissory Note of registrant dated June 30, 2005 in the principal amount of $10.8 million payable to Healthcare Realty Trust, Inc. (Exhibit 10.85.2)	(27)
10.65	Documents Relating to Purchase of Communities from Health Care Properties Investors, Inc. (9 Communities).
	10.65.1Purchase and Sale Agreement and Joint Escrow Instructions dated March 15, 2007 between Health Care Properties Investors Trust, as seller, and registrant, as buyer. (Exhibit 10.14.1)	(34)
	10.65.2Loan Agreement dated March 26, 2007 between certain subsidiaries of registrant, as borrowers, and Capmark Bank, as lender. (Exhibit 10.14.2)	(34)

	10.65.3Promissory Note of Emeri-Sky dated March 26, 2007 in the principal amount of $13.12 million payable to Capmark Bank. (Exhibit 10.14.3)	(34)
	10.65.4Promissory Note of Emerivill SC LLC dated March 26, 2007 in the principal amount of $6 million payable to Capmark Bank. (Exhibit 10.14.4)	(34)
	10.65.5Promissory Note of Emeripark SC LLC dated March 26, 2007 in the principal amount of $4.48 million payable to Capmark Bank. (Exhibit 10.14.5)	(34)
12.1	Computation of Ratio of Earnings to Fixed Charges and to Fixed Charges and Preferred Dividends of Emeritus.	…
23.1	Consent of KPMG LLP.	(36)
23.2	Consent of Deloitte & Touche LLP.	…
23.3	Consent of Perkins Coie LLP (included in Exhibit 5.1)
24.1
Powers of Attorney (included on signature page) incorporated by reference to the indicated exhibit filed with Emeritus's Registration Statement on Form S-3 (Registration 333-141801) filed on April 2, 2007.

25.1	Form T-1 Statement of Eligibility of Trustee under Debt Indenture of Emeritus.	*
25.2	Form T-1 Statement of Eligibility of Trustee under Subordinated Debt Indenture of Emeritus.	*
25.3	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture of Emeritus.	*
25.4	Form T-1 Statement of Eligibility of Trustee under Convertible Subordinated Debt Indenture of Emeritus.	*

*	To be filed by amendment or as an exhibit to a filing with the Commission pursuant to the Exchange Act and incorporated herein by reference.

…	Filed herewith.

(1)	Filed as the indicated Exhibit to Registration Statement of Form S‑1 declared effective on November 22, 1995 and incorporated herein by reference.

(2)	Filed as the indicated Exhibit to Annual Report on Form 10‑K filed on March 29, 1996 and incorporated herein by reference.

(3)	Filed as the indicated Exhibit to Second Quarter Report on Form 10‑Q filed on August 14, 1996 and incorporated herein by reference.

(4)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on November 14, 1996 and incorporated herein by reference.

(5)	Filed as the indicated Exhibit to Annual Report on Form 10‑K filed on March 31, 1997 and incorporated herein by reference.

(6)	Filed as the indicated Exhibit to Amendment No. 2 to Registration Statement on Form S‑3 filed on August 14, 1997 and incorporated herein by reference.

(7)	Filed as the indicated Exhibit to Amendment No. 3 to Registration Statement on Form S‑3 filed on October 29, 1997 and incorporated herein by reference.

(8)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on November 14, 1997 and incorporated herein by reference.

(9)	Filed as the indicated Exhibit to Second Quarter Report on Form 10‑Q filed on August 14, 1998 and incorporated herein by reference.

(10)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on November 15, 1999 and incorporated herein by reference.

(11)	Filed as the indicated Exhibit to Form 8‑K filed on January 14, 2000 and incorporated herein by reference.

(12)	Filed as the indicated appendix to Definitive Proxy Statement filed on August 3, 2000 and incorporated herein by reference.

(13)	Filed as the indicated appendix to Definitive Proxy Statement filed on August 17, 2001 and incorporated herein by reference.

(14)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on November 8, 2002 and incorporated herein by reference.

(15)	Filed as the indicated Exhibit to Form 8‑K filed on October 14, 2003 and incorporated herein by reference.

(16)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on November 7, 2003 and incorporated herein by reference.

(17)	Filed as the indicated Exhibit to Form 8‑K filed on January 14, 2004 and incorporated herein by reference.

(18)	Filed as the indicated Exhibit to Annual Report on Form 10‑K filed on March 30, 2004 and incorporated herein by reference.

(19)	Filed as the indicated Exhibit to Form 8‑K filed on April 12, 2004 and incorporated herein by reference.

(20)	Filed as the indicated Exhibit to Second Quarter Report on Form 10‑Q filed on August 13, 2004 and incorporated herein by reference.

(21)	Filed as the indicated Exhibit to Form 8‑K filed on October 5, 2004 and incorporated herein by reference.

(22)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on January 27, 2005 and incorporated herein by reference.

(23)	Filed as the indicated Exhibit to Annual Report on Form 10‑K/A filed on January 27, 2005 and incorporated herein by reference.

(24)	Filed as the indicated Exhibit to Form 8‑K filed on March 9, 2005 and incorporated herein by reference.

(25)	Filed as the indicated appendix to Definitive Proxy Statement filed on May 2, 2005 and incorporated herein by reference.

(26)	Filed as the indicated Exhibit to First Quarter Report on Form 10‑Q filed on May 13, 2005 and incorporated herein by reference.

(27)	Filed as the indicated Exhibit to Second Quarter Report on Form 10‑Q filed on August 15, 2005 and incorporated herein by reference.

(28)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on November 14, 2005 and incorporated herein by reference.

(29)	Filed as the indicated Exhibit to Annual Report on Form 10‑K filed on March 16, 2006 and incorporated herein by reference.

(30)	Filed as the indicated exhibit to Definitive Proxy Statement filed on May 1, 2006 and incorporated herein by reference.

(31)	Filed as the indicated Exhibit to Second Quarter Report on Form 10‑Q filed on August 8, 2006 and incorporated herein by reference.

(32)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on November 9, 2006 and incorporated herein by reference.

(33)	Filed as the indicated Exhibit to Annual Report on Form 10‑K filed on March 16, 2007 and incorporated herein by reference.

(34)	Filed as the indicated exhibit to First Quarter Report on Form 10-Q filed on May 10, 2007.

(35)	Filed as the indicated Exhibit to Form 8‑K filed on April 2, 2007 and incorporated herein by reference.

(36)	Filed as the indicated Exhibit to Registration Statement of Form S‑3 filed April 2, 2007 and incorporated herein by reference.

(37)	Filed as the indicated Exhibit to Annual Report on Form 10‑K/A filed on April 30, 2007 and incorporated herein by reference.

(38)	Filed as the indicated Exhibit to Form 8‑K filed on June 1, 2007 and incorporated herein by reference.

Item 17.    Undertakings

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be this initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)       To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 13 day of June 2007.

EMERITUS CORPORATION By: /s/ RAYMOND R. BRANDSTROM Raymond R. Brandstrom Vice President of Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below and on June 13, 2007.

Signature	Title
/s/ DANIEL R. BATY Daniel R. Baty	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ RAYMOND R. BRANDSTROM Raymond R. Brandstrom	Vice President of Finance, Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)
* Stanley L. Baty	Director
* Bruce L. Busby	Director
* Charles P. Durkin, Jr.	Director
* Robert E. Marks	Director
* David W. Niemiec	Director
* T. Michael Young *By:/s/ RAYMOND R. BRANDSTROM Raymond R. Brandstrom Attorney-in-Fact	Director

INDEX TO EXHIBITS
ExhibitNumber	Description	Footnote

1.1	Form of Underwriting Agreement for Common Stock, Preferred Stock and Convertible Preferred Stock of Emeritus	*
1.2	Form of Underwriting Agreement for Debt Securities and Convertible Debt Securities of Emeritus	*
1.3	Form of Underwriting Agreement for Warrants of Emeritus	*
3.1	Restated Articles of Incorporation of registrant (Exhibit 3.1)	(2)
	3.1.1Designation of Rights and Preferences of Series A Convertible Preferred Stock as filed with the Secretary of State of Washington on October 24, 1997. (Exhibit 4.1)	(8)
	3.1.2Designation of Rights and Preferences of Series B Convertible Preferred Stock as filed with the Secretary of State of Washington on December 29, 1999. (Exhibit 4.2)	(11)
3.2	Amended and Restated Bylaws of registrant.	(1)
	3.2.1First Amendment to Amended and Restated Bylaws of registrant (Exhibit 3.2).	(38)
4.1	Indenture dated November 23, 2005 between registrant and U.S. Bank as trustee, governing 6.25% Convertible Subordinated Debentures due 2008 and including the form of such debentures. (Exhibit 4.2.1)	(29)
4.2	Form of Indenture for Debt Securities (Exhibit 4.1)	(36)
4.3	Form of Indenture for Subordinated Debt Securities (Exhibit 4.2)	(36)
4.4	Form of Indenture for Convertible Debt Securities (Exhibit 4.3)	(36)
4.5	Form of Indenture for Convertible Subordinated Debt Securities (Exhibit 4.4)	(36)
4.6	Form of Form of Debt Securities (Exhibit 4.5)	(36)
4.7	Form of Subordinated Debt Securities (Exhibit 4.6)	(36)
4.8	Form of Convertible Debt Securities (Exhibit 4.7)	(36)
4.9	Form of Convertible Subordinated Debt Securities (Exhibit 4.8)	(36)
4.10	Form of Warrant Agreement (including form of warrant certificate) of Emeritus.	*
5.1	Opinion of Perkins Coie LLP	…
10.1	Amended and Restated 1995 Stock Incentive Plan (as amended through August 24, 2000). (Appendix A)	(12)
10.2	Amended and Restated Stock Option Plan for Nonemployee Directors (as amended through June 15, 2005). (Appendix A).	(25)
10.3	Amended and Restated 1998 Employee Stock Purchase Plan (as amended through August 17, 2001). (Appendix B)	(13)
10.4	2006 Equity Incentive Plan. (Exhibit to Definitive Proxy Statement)	(30)
10.5	Nonqualified Deferred Compensation Plan. (Exhibit 10.8)	(37)
10.6	Noncompetition Agreements between registrant and Executive Officers.

1

	10.6.1Noncompetition Agreement dated September 29, 1995 between registrant and Daniel R. Baty. (Exhibit 10.4.1)	(2)
	10.6.2First Amendment to Noncompetition Agreement dated October 28, 1997 between registrant and Daniel R. Baty. (Exhibits 10.1.1)	(7)
	10.6.3Noncompetition Agreement dated September 29, 1995 between registrant and Raymond R. Brandstrom. (Exhibit 10.4.2)	(2)
	10.6.4First Amendment to Noncompetition Agreement dated October 28, 1997 between Registrant and Raymond R. Brandstrom. (Exhibit 10.1.2)	(7)
10.7	Executive Separations Agreements
	10.7.1Agreement and General Release between registrant and Frank Ruffo, Jr. (Exhibit 10.15.1)	(34)
	10.7.2Agreement and General Release between registrant and Gary Becker. (Exhibit 10.15.2)	(34)
10.8	Office Lease dated April 29, 1996 between Martin Selig, as lessor, and registrant, as lessee. (Exhibit 10.8)	(3)
10.20	Agreements with Saratoga Partners IV, L.P. and Affiliates
	10.20.21Shareholders Agreement dated as of December 30, 1999 among registrant, Daniel R. Baty, B.F., Limited Partnership and Saratoga Partners IV, L.P., Saratoga Management Company LLC and Saratoga Coinvestment IV LLC. (Exhibit 4.3)	(11)
	10.20.22Registration Rights Agreement dated as of December 30, 1999 among registrant and Saratoga Partners IV, L.P., Saratoga Management Company LLC and Saratoga Coinvestment IV LLC. (Exhibit 4.4)	(11)
10.21	Amended and Restated Agreement of Limited Partnership of Cooper George Partners Limited Partnership dated June 29, 1998 among Columbia Pacific Master Fund ‘98 General Partnership, Emeritus Real Estate IV, LLC and Bella Tore De Pisa Limited Partnership. (Exhibit 10.3.4)	(9)
10.22	Documents Relating to Merger with Summerville Senior Living, Inc.
	10.22.1Agreement and Plan of Merger dated March 29, 2007 among registrant, and certain of its shareholders, and Summerville Senior Living, Inc., and certain of its shareholders (Exhibit 2.1)	(35)
	10.22.2Amended and Restated Shareholders Agreement dated March 29, 2007 among registrant, certain of its shareholders and certain shareholders of Summerville Senior Living, Inc. (Exhibit 10.1)	(35)
	10.22.3Registration Rights Agreement dated March 29, 2007 among registrant, certain of its shareholders and certain shareholders of Summerville Senior Living, Inc. (Exhibit 10.2)	(35)
10.50	Documents Relating to Leases with Health Care Properties Investors, Inc. (33 Communities).
	10.50.01Amended and Restated Master Lease Agreement dated September 18, 2002 between Health Care Properties Investors, Inc. and related entities, collectively as lessor, and registrant and related entities, collectively as lessee. (Exhibit 10.9.3)	(14)

2

	10.50.05Fourth Amendment to Amended and Restated Master Lease Agreement dated July 30, 2004 between Health Care Properties Investors, Inc. and related entities, collectively as lessor, and registrant and related entities, collectively as lessee. (Exhibit 10.82.2)	(20)
	10.50.07Sixth Amendment to Amended and Restated Master Lease Agreement dated March 2007 between Health Care Properties Investors, Inc. and related entities, collectively as lessor, and registrant and related entities, collectively as lessee. (Exhibit 10.82.5)	(34)
10.51	Documents Relating to Debt Financing with Health Care Properties Investors, Inc. (1 Community).
	10.51.01Loan Agreement dated January 26, 1996 between Heritage Hills Retirement, Inc., as borrower, and Health Care Properties Investors, Inc., as lender. (Exhibit 10.23.5)	(2)
	10.51.02Promissory Note of Heritage Hills Retirement, Inc dated as of January 26, 1996 payable to Health Care Properties, Inc. (Exhibit 10.23.4)	(2)
	10.51.03Guaranty of registrant dated January 26, 1996. (Exhibit 10.23.6)	(2)
	10.51.04Deed of Trust with Assignment of Rents, Security Agreement and Fixtures Filing dated January 26, 1996 among Heritage Hills Retirement, Inc., as grantor, Chicago Title Insurance Company, as trustee.	(2)
	10.51.05Amendment to Deed of Trust dated April 25, 1996 among Heritage Hills Retirement, Inc., as grantor, Chicago Title Insurance Company, as trustee, and Health Care Properties, Inc., as beneficiary. (Exhibit 10.21.12)	(5)
	10.51.06Amendment to Loan Documents dated July 30, 2004 between Heritage Hills Retirement, Inc,, as grantor, registrant, as guarantor, and Health Care Properties, Inc., as beneficiary. (Exhibit 10.82.3)	(20)
	10.51.07Amended and Restated Secured Promissory Note of Heritage Hills Retirement, Inc. dated June 30, 2004 payable to Health Care Properties, Inc. (Exhibit 10.82.4)	(20)
10.52	Documents Relating to Leases with Philip Wegman (9 Communities).
	10.52.01Indemnity Agreement dated November 3, 1996 between registrant and Painted Post Partnership. (Exhibit 10.3)	(6)
	10.52.02First Amendment to Indemnity Agreement dated January 1, 1997 between registrant and Painted Post Partnership. (Exhibit 10.4).	(6)
	10.52.03Management Services Agreement dated September 2, 1996 between registrant and Painted Post Partners, as operator. (Exhibit 10.4.2)	(4)
	10.52.04First Amendment to Provide Administrative Services dated January 1, 1997 between registrant and Painted Post Partners. (Exhibit 10.1)	(6)
	10.52.05Lease Agreement dated September 1, 1996 between Philip Wegman, as landlord, and Painted Post Partners, as tenant. (Exhibit 10.4.1)	(4)
10.53	Agreement to Provide Management Services to an Independent and Assisted Living Facility dated June 30, 1998 between ESC II, LP, as owner, and ESC III, LP, as manager. (Exhibit 10.4.3)	(9)
10.54	Documents Relating to Leases and Loan with Health Care REIT, Inc. (3 Communities)

3

	10.54.01Two Leases dated February 26, 1996 between Health Care REIT, Inc. and related entities, as lesssors, and registrant, as lessee. (Exhibits 10.58.1 and 10.58.2)	(5)
	10.54.03Three Second Amendments to Leases dated June 30, 2003 between Health Care REIT, Inc. and related entities, as amended. (Exhibits 10.29.13, 10.29.14 and 10.29.15)	(16)
	10.54.04Promissory Note of registrant dated August 28, 2003 in the principal amount of $3.1 million payable to Health Care REIT, Inc. and secured by leasehold mortgages. (Exhibit 10.29.16)	(16)
	10.54.05Three Leasehold Mortgages, Security Agreements, Assignments of Leases and Rents, Financing Statements and Fixture Filings dated August 28, 2003 between registrant, as mortgagor, and Health Care REIT, Inc., as mortgagees (Exhibits 10.29.10., 10.29.11 and 10.29.12)	(16)
10.55	Documents Relating to Leases of with Health Care REIT, Inc. and Loan from Healthcare Realty Trust Incorporated (23 Communities).
	10.55.01Amended and Restated Master Lease Agreement dated September 30, 2003 between Health Care REIT, Inc. and related entities., collectively as landlord, and the registrant, as tenant. (Exhibit 10.53.13)	(15)
	10.55.02First Amendment to Amended and Restated Master Lease Agreement dated June 22, 2005 between Health Care REIT, Inc., and related entities, collectively as landlord, and the registrant, as tenant. (Exhibit 10.53.23)	(27)
	10.55.03Second Amended and Restated Loan Agreement dated March 3, 2005 between Healthcare Realty Trust Incorporated and registrant. (Exhibit 10.1)	(24)
	10.55.04Second Amended and Restated Note of registrant dated March 3, 2005 in the principal amount of $21,426,000 payable to Healthcare Realty Trust Incorporated. (Exhibit 10.2)	(24)
	10.55.05Intercreditor Agreement dated March 3, 2005 between Health Care REIT, Inc. and Healthcare Realty Trust Incorporated. (Exhibit 10.4)	(24)
	10.55.06Loan Purchase Agreement dated May 3, 2005 among Healthcare Realty Trust Incorporated, Health Care REIT, Inc. and registrant. (Exhibit 10.3)	(24)
	10.55.07Amended and Restated Leasehold Mortgage/Deed of Trust, Assignment of Leases and Rents, Financing Statement and Fixture Filing dated September 30, 2003 among registrant, as trustor, various title insurance companies, as trustee, and Health Care REIT, Inc., as beneficiary. (Exhibit 10.53.16)	(16)
10.56	Documents Relating to 2003 Leases by Health Care Realty, Inc. (4 Communities).
	10.56.01Four Lease Agreements dated September 29, 2003 between Health Care Realty, Inc. subsidiaries, collectively as lesseor, and subsidiaries of the registrant, collectively as lessee. (Exhibits 10.34.7, 10.55.4, 10.55.5 and 10.55.6)	(16)
	10.56.02Assumption Agreement dated September 29, 2003 among a subsidiary of registrant, as original borrower, a subsidiary of Health Care Realty, Inc., as new borrower, and JP Morgan Chase Bank, as lender, relating to one of four assisted living communities. (Exhibit 10.55.9)	(23)
	10.56.03Assumption of Obligations of Guarantor dated September 29, 2003 among registrant, as original guarantor, Health Care REIT, Inc., as new guarantor, and JP Morgan Chase Bank, as lender. (Exhibit 10.55.10)	(23)

4

	10.56.04Subordination and Standstill Agreement dated September 30, 2003 among a subsidiary of registrant, as original borrower, a subsidiary of Health Care Realty, Inc., as new borrower, Health Care Realty, Inc., registrant, as guarantor and JP Morgan Chase Bank, as lender, relating to one of four assisted living communities. (Exhibit 10.55.11)	(23)
	10.56.05Cash Management and Security Agreement dated September 29, 2003 among registrant and related entities and Amresco Capital, L.P. (Exhibit 10.55.8)	(23)
	10.56.06Fixed Rate Note dated September 29, 1999 in the principal amount of $10,395,000 between registrant, as maker, and Amresco Capital, L.P., as mortgagee. (Exhibit 10.2.1)	(10)
	10.56.07Mortgage and Security Agreement dated September 29, 1999 between registrant, as mortgagor, and Amresco Capital, L.P., as mortgagee. (Exhibit 10.2.2)	(10)
	10.56.08Guaranty dated September 29, 1999 by registrant in favor of Amresco Capital, L.P. (Exhibit 10.55.7)	(23)
	10.56.09Unsecured Promissor Noted dated August 28, 2003 in the principal amount of $4,400,000 between registrant, as borrower, and Health Care REIT, Inc, as lender. (Exhibit 10.53.3)	(16)
10.57	Documents Relating to Purchase and Financing of Communities from Fretus Investors (24 Communities).
	10.57.01Purchase and Sale Agreement (Membership Interests) dated February 22, 2007 among registrant, as buyer, CP ’02 Pool, LLC, FSPP Fretus I, LLC and FSPP Fretus II, LLC, as seller, and Fretus Investors LLC, as company. (Exhibit 10.72.2)	(33)
	10.57.02Loan Agreement (Amended and Restated) dated February 28, 2007 among 24 limited liability companies and limited partnerships, collectively as borrower, and Capmark Bank, as lender. (Exhibit 10.72.3)	(33)
	10.57.03Promissory Note (Fixed Rate) of borrower dated February 28, 2007 in the principal amount of $132 million payable to Capmark Bank. (Exhibit 10.72.5)	(33)
	10.57.04Promissory Note (Variable Rate) of borrower dated February 28, 2007 in the principal amount of $8 million payable to Capmark Bank. (Exhibit 10.72.6)	(33)
	10.57.05Loan Agreement between dated February 28, 2007 CP ’02 Pool, LLC, as lender, and registrant, as borrower. (Exhibit 10.72.4)	(33)
	10.57.06Promissory note of registrant dated February 28, 2007 in the principal amount of $18 million payable to CP ’02 Pool, LLC. (Exhibit 10.72.7)	(33)
10.58	Lease Agreement dated August 15, 2003 between Washington Lessor‑Silverdale, Inc., as lessor, and ESC –Silverdale, LLC, as lessee (1 Community). (Exhibit 10.76.1)	(18)
10.59	Documents Relating to Purchase Communities from Alterra Healthcare Corporation (5 Communities)
	10.59.01Conveyance and Operations Transfer Agreement dated December 31, 2003 among ALS Financing, Inc., as seller, Alterra Healthcare Corporation, and Emeritus Properties XVI, Inc., as purchaser, relating to the purchase of three assisted living communities. (Exhibit 10.77.4)	(17)

5

	10.59.02Loan Assumption Agreement dated December 31, 2003 among LaSalle National Bank as Trustee for GMAC Commercial Mortgage Pass‑Through Certificates, Series 1998‑C2, as lender, ALS Financing, Inc, as borrower, Emeritus Properties XVI, Inc., as purchaser, Altera Healthcare Corporation, and Emeritus Corporation, as new indemnitor, relating to assumption of loan for $25 million. (Exhibit 10.77.1)	(17)
	10.59.03Letter Agreement Regarding Loan Agreement dated December 31, 2003 between LaSalle National Bank as Trustee for GMAC Commercial Mortgage Pass‑Through Certificates, Series 1998‑C2, as lender, Emeritus Properties XVI, Inc., as new borrower, and registrant as guarantor. (Exhibit 10.77.2)	(17)
	10.59.04Unconditional Guaranty of Payment and Performance dated December 31, 2003 between registrant, as guarantor, and LaSalle National Bank as Trustee for GMAC Commercial Mortgage Pass‑Through Certificates, Series 1998‑C2, as lender. (Exhibit 10.77.5)	(17)
10.60	Documents Relating to Leases with Nationwide Health Properties, Inc. (23 Communities).
	10.60.01Master Lease Agreement dated March 31, 2004 between NHP Senior Housing, Inc., as landlord, and registrant, collectively as tenant, relating to three assisted living communities. (Exhibit 10.79.3)	(19)
	10.60.02Master Lease Agreement dated March 31, 2004 between Nationwide Health Properties, Inc, and various of its subsidiaries, collectively as landlord, and registrant and various of its subsidiaries, collectively as tenant, relating to 14 assisted living communities. (Exhibit 10.79.4)	(19)
	10.60.03First Amendment to Master Lease dated May 28, 2004 Nationwide Health Properties, Inc, and various of its subsidiaries, collectively as landlord, and registrant and ESC IV, LP, collectively as tenant, relating to one assisted living community. (Exhibit 10.79.7)	(20)
	10.60.04Second Amendment to Master Lease dated October 1, 2004 Nationwide Health Properties, Inc, and various of its subsidiaries, collectively as landlord, and registrant and ESC IV, LP, collectively as tenant, relating to one assisted living community. (Exhibit 10.79.8)	(22)
	10.60.05Lease dated October 1, 2004 between NHP Joliet, Inc., as landlord, and registrant, as tenant, relating to one assisted living community. (Exhibit 10.79.9)	(22)
	10.60.06Lease dated March 1, 2005 between QR Lubbock Texas Properties, LP, as landlord, and ESC IV, LP, as tenant, relating to one assisted living community; together with Guaranty of Lease dated March 1, 2005 by registrant in favor of landlord. (Exhibit 10.79.10)	(26)
	10.60.07Lease dated February 25, 2005 between BIP Sub I, Inc., as landlord, and registrant, as tenant, relating to one assisted living community. (Exhibit 10.79.12)	(26)
10.61	Documents Relating to 2004 Leases with Health Care REIT, Inc. (20 communities).
	10.61.01Master Lease Agreement dated September 30, 2004 between Health Care REIT, Inc. and related entities, collectively as lessor, and registrant, as lessee, relating to 18 assisted living communities. (Exhibit 10.83.1)	(21)
	10.61.02Unconditional and Continuing Lease Guaranty dated September 30, 2004 by Daniel R. Baty in favor of Health Care REIT, Inc. and related entities. (Exhibit 10.83.2)	(21)

6

	10.61.03Agreement dated September 30, 2004 between registrant and Daniel R. Baty relating to cash flow sharing. (Exhibit 10.83.3)	(21)
	10.61.04Lease Agreement dated March 31, 2005 between HRCI Wilburn Gardens Properties, LLC, as lessor, and registrant, as lessee, relating to one assisted living community. (Exhibit 10.83.6)	(26)
	10.61.05Lease Agreement dated September 1, 2005 between HRCI Hunters Glen Properties, LLC, as lessor, and registrant, as lessee, relating to one assisted living community. (Exhibit 10.83.7)	(28)
10.62	Documents Relating to Debt Financing with General Electric Capital Corporation. (4 Communities)
	10.62.01Three Purchase and Sale Agreements dated August 5, 2005 between registrant, as purchaser, and three entities, as sellers. (Exhibits 10.86.1, 10.86.2 and 10.86.3)	(29)
	10.62.02Loan Agreement dated December 1, 2005 between Emeritus Properties-Arkansas, LLC, as borrower, and General Electric Capital Corporation and other financial institutions, collectively as lender, relating to three assisted living communities in Arkansas. (Exhibit 10.68.4)	(29)
	10.62.03Promissory Note dated December 1, 2005 in the principal amount of $15,930,000 by Emeritus Properties‑Arkansas, LLC payable to General Electric Capital Corporation individually and as agent for other financial institutions. (Exhibit 10.86.5)	(29)
	10.62.04Purchase and Sale Agreement dated June 16, 2006 between Silver Lake Assisted Living, LLC, as seller, and ESC‑Arbor Place, LLC, as purchaser. (Exhibit 10.87.2)	(32)
	10.62.05Loan Agreement dated June 30, 2006 between ESC Arbor Place, LLC, as borrower, and General Electric Capital Corporation and other financial institutions, collectively as lender, relating to one assisted living community. (Exhibit 10.87.1)	(31)
	10.62.06Promissory Note of ESC-Arbor Place, LLC dated June 30, 2006 in the principal amount of $8,000,000 payable to General Electric Capital Corporation.	…
10.63	Documents Relating to Joint Venture with Blackstone Group (22 Communities).
	10.63.01Amended and Restated Limited Liability Company Agreement of BREA Emeritus, LLC dated December 1, 2006 between registrant and BREA 806 LLC. (Exhibit 10.100.1)	(33)
	10.63.02Purchase and Sale Agreement dated October 2006 between PITA General Corporation, AHC Tenant, Inc. and related entities, collectively as seller, and BREA Emeritus, LLC, as buyer. (Exhibit 10.100.2)	(33)
	10.63.03Amended and Restated Credit Agreement dated December 11, 2006 among BREA Emeritus, LLC and related entities, collectively as borrowers, various financial institutions named therein, collectively as lenders, and General Electric Capital Corporation and related entities, as agents for the financial institutions. (Exhibit 10.100.3)	(33)
	10.63.04Representative Management Agreement dated December 1, 2006 among entities related to BREA Emeritus, LLC, as owner and licensee, and registrant, as manager. (Exhibit 10.100.4)	(33)

7

10.64	Documents Relating to the Purchase of Communities from Healthcare Realty Trust, Inc. (12 Communities).
	10.64.01Agreement of Sale and Purchase dated March 7, 2007 between Healthcare Realty Trust, Inc. and related entities, as sellers, and a subsidiary of registrant. (Exhibit 10.12.1)	(34)
	10.64.02Loan Agreement dated March 15, 2007 between subsidiary entities of registrant, as borrowers, and Capmark Bank, as lender, relating to a loan of $88 million. (Exhibit 10.12.2)	(34)
	10.64.03Promissory Note dated March 15, 2007 in the principal amount of $88 million payable to Capmark Bank. (Exhibit 10.12.4)	(34)
	10.64.04Loan Agreement dated March 15, 2007 between subsidiary entities of registrant, as borrowers, and Capmark Bank, as lender, relating to a loan of $13.6 million. (Exhibit 10.12.3)	(34)
	10.64.05Promissory Note dated March 15, 2007 in the principal amount of $13.6 million payable to Capmark Bank. (Exhibit 10.12.5)	(34)
	10.64.06Assignment and Assumption of Loan and Loan Documents dated March 15, 2007 between Healthcare Realty Trust Inc. and Columbia Pacific Opportunity Fund, LP. (Exhibit 10.12.6)	(34)
	10.64.07Loan Agreement dated June 30, 2005 between registrant and Healthcare Realty Trust, Inc. (Exhibit 10.85.1)	(27)
	10.64.08Promissory Note of registrant dated June 30, 2005 in the principal amount of $10.8 million payable to Healthcare Realty Trust, Inc. (Exhibit 10.85.2)	(27)
10.65	Documents Relating to Purchase of Communities from Health Care Properties Investors, Inc. (9 Communities).
	10.65.1Purchase and Sale Agreement and Joint Escrow Instructions dated March 15, 2007 between Health Care Properties Investors Trust, as seller, and registrant, as buyer. (Exhibit 10.14.1)	(34)
	10.65.2Loan Agreement dated March 26, 2007 between certain subsidiaries of registrant, as borrowers, and Capmark Bank, as lender. (Exhibit 10.14.2)	(34)
	10.65.3Promissory Note of Emeri-Sky dated March 26, 2007 in the principal amount of $13.12 million payable to Capmark Bank. (Exhibit 10.14.3)	(34)
	10.65.4Promissory Note of Emerivill SC LLC dated March 26, 2007 in the principal amount of $6 million payable to Capmark Bank. (Exhibit 10.14.4)	(34)
	10.65.5Promissory Note of Emeripark SC LLC dated March 26, 2007 in the principal amount of $4.48 million payable to Capmark Bank. (Exhibit 10.14.5)	(34)
12.1	Computation of Ratio of Earnings to Fixed Charges and to Fixed Charges and Preferred Dividends of Emeritus.	…
23.1	Consent of KPMG LLP.	(36)
23.2	Consent of Deloitte & Touche LLP.	…
23.3	Consent of Perkins Coie LLP (included in Exhibit 5.1)
24.1
Powers of Attorney (included on signature page) incorporated by reference to the indicated exhibit filed with Emeritus's Registration Statement on Form S-3 (Registration 333-141801) filed on April 2, 2007.

8

25.1	Form T-1 Statement of Eligibility of Trustee under Debt Indenture of Emeritus.	*
25.2	Form T-1 Statement of Eligibility of Trustee under Subordinated Debt Indenture of Emeritus.	*
25.3	Form T-1 Statement of Eligibility of Trustee under Convertible Debt Indenture of Emeritus.	*
25.4	Form T-1 Statement of Eligibility of Trustee under Convertible Subordinated Debt Indenture of Emeritus.	*

*	To be filed by amendment or as an exhibit to a filing with the Commission pursuant to the Exchange Act and incorporated herein by reference.

…	Filed herewith.

(1)	Filed as the indicated Exhibit to Registration Statement of Form S‑1 declared effective on November 22, 1995 and incorporated herein by reference.

(2)	Filed as the indicated Exhibit to Annual Report on Form 10‑K filed on March 29, 1996 and incorporated herein by reference.

(3)	Filed as the indicated Exhibit to Second Quarter Report on Form 10‑Q filed on August 14, 1996 and incorporated herein by reference.

(4)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on November 14, 1996 and incorporated herein by reference.

(5)	Filed as the indicated Exhibit to Annual Report on Form 10‑K filed on March 31, 1997 and incorporated herein by reference.

(6)	Filed as the indicated Exhibit to Amendment No. 2 to Registration Statement on Form S‑3 filed on August 14, 1997 and incorporated herein by reference.

(7)	Filed as the indicated Exhibit to Amendment No. 3 to Registration Statement on Form S‑3 filed on October 29, 1997 and incorporated herein by reference.

(8)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on November 14, 1997 and incorporated herein by reference.

(9)	Filed as the indicated Exhibit to Second Quarter Report on Form 10‑Q filed on August 14, 1998 and incorporated herein by reference.

(10)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on November 15, 1999 and incorporated herein by reference.

(11)	Filed as the indicated Exhibit to Form 8‑K filed on January 14, 2000 and incorporated herein by reference.

(12)	Filed as the indicated appendix to Definitive Proxy Statement filed on August 3, 2000 and incorporated herein by reference.

(13)	Filed as the indicated appendix to Definitive Proxy Statement filed on August 17, 2001 and incorporated herein by reference.

(14)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on November 8, 2002 and incorporated herein by reference.

(15)	Filed as the indicated Exhibit to Form 8‑K filed on October 14, 2003 and incorporated herein by reference.

(16)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on November 7, 2003 and incorporated herein by reference.

(17)	Filed as the indicated Exhibit to Form 8‑K filed on January 14, 2004 and incorporated herein by reference.

(18)	Filed as the indicated Exhibit to Annual Report on Form 10‑K filed on March 30, 2004 and incorporated herein by reference.

(19)	Filed as the indicated Exhibit to Form 8‑K filed on April 12, 2004 and incorporated herein by reference.

(20)	Filed as the indicated Exhibit to Second Quarter Report on Form 10‑Q filed on August 13, 2004 and incorporated herein by reference.

(21)	Filed as the indicated Exhibit to Form 8‑K filed on October 5, 2004 and incorporated herein by reference.

(22)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on January 27, 2005 and incorporated herein by reference.

(23)	Filed as the indicated Exhibit to Annual Report on Form 10‑K/A filed on January 27, 2005 and incorporated herein by reference.

(24)	Filed as the indicated Exhibit to Form 8‑K filed on March 9, 2005 and incorporated herein by reference.

(25)	Filed as the indicated appendix to Definitive Proxy Statement filed on May 2, 2005 and incorporated herein by reference.

(26)	Filed as the indicated Exhibit to First Quarter Report on Form 10‑Q filed on May 13, 2005 and incorporated herein by reference.

(27)	Filed as the indicated Exhibit to Second Quarter Report on Form 10‑Q filed on August 15, 2005 and incorporated herein by reference.

(28)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on November 14, 2005 and incorporated herein by reference.

9

(29)	Filed as the indicated Exhibit to Annual Report on Form 10‑K filed on March 16, 2006 and incorporated herein by reference.

(30)	Filed as the indicated exhibit to Definitive Proxy Statement filed on May 1, 2006 and incorporated herein by reference.

(31)	Filed as the indicated Exhibit to Second Quarter Report on Form 10‑Q filed on August 8, 2006 and incorporated herein by reference.

(32)	Filed as the indicated Exhibit to Third Quarter Report on Form 10‑Q filed on November 9, 2006 and incorporated herein by reference.

(33)	Filed as the indicated Exhibit to Annual Report on Form 10‑K filed on March 16, 2007 and incorporated herein by reference.

(34)	Filed as the indicated exhibit to First Quarter Report on Form 10-Q filed on May 10, 2007.

(35)	Filed as the indicated Exhibit to Form 8‑K filed on April 2, 2007 and incorporated herein by reference.

(36)	Filed as the indicated Exhibit to Registration Statement of Form S‑3 filed April 2, 2007 and incorporated herein by reference.

(37)	Filed as the indicated Exhibit to Annual Report on Form 10‑K/A filed on April 30, 2007 and incorporated herein by reference.

(38)	Filed as the indicated Exhibit to Form 8‑K filed on June 1, 2007 and incorporated herein by reference.

10